UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )
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INTERNATIONAL SEAWAYS, INC.
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INTERNATIONAL SEAWAYS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2020

To the Stockholders of International Seaways, Inc.:
We cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of International Seaways, Inc. (the “Company” or “INSW”), which will be held “virtually” via live webcast at www.virtualshareholdermeeting.com/INSW2020, on Monday, June 22, 2020, at 2:00 p.m. Eastern time. You will be able to attend the meeting online, vote your shares and submit questions during the meeting by visiting the website listed above. In order to join the Annual Meeting, you will need to have the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials (or in other communications you may have received from the broker, bank or other nominee in whose name your shares are held).The Annual Meeting will be held online only, and will be held for the purposes of:
(1)	Electing the nine directors named in the accompanying proxy statement, each to serve until the annual meeting of the Company to be held in 2021;
(2)	Ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020;
(3)	Approving, by advisory vote, the compensation of the Named Executive Officers for 2019 as described in the accompanying proxy statement;
(4)	Ratifying and approving the INSW 2020 Non-Employee Director Incentive Compensation Plan;
(5)	Ratifying and approving the INSW 2020 Management Incentive Compensation Plan.
We will also act on any other business that is properly raised.
Only stockholders of record at the close of business on April 23, 2020 are entitled to notice of, and to vote at, the Annual Meeting.
Your vote and that your shares be represented at the meeting are both very important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning by mail your proxy or voting instruction card, even if you plan to attend the virtual Annual Meeting. If you attend the virtual meeting and wish to vote, you may withdraw your proxy and vote at that time. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your prompt consideration is greatly appreciated.
SEC rules allow issuers, including us, to furnish certain proxy materials to their stockholders over the Internet. These rules lower delivery costs and reduce the environmental impact of our Annual Meeting, while allowing us to provide stockholders with the information they need. If you requested a printed copy of the materials, we have included a copy of the Company’s Annual Report on Form 10-K for 2019 with this notice and the accompanying Proxy Statement.
By order of the Board of Directors, JAMES D. SMALL III

Chief Administrative Officer, Senior Vice President, General Counsel and Secretary
New York, New York
April 29, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 22, 2020
You may access the following materials at www.virtualshareholdermeeting.com/INSW2020:
•	the Notice of Annual Meeting of Stockholders of the Company to be held on June 22, 2020,
•	the Company’s Proxy Statement for the Annual Meeting;
•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2019; and
•	the form of proxy card
The documents are also available at http://www.intlseas.com/Docs.

INTERNATIONAL SEAWAYS, INC.
600 Third Avenue, 39th Floor
New York, New York 10016
PROXY STATEMENT
WHO WE ARE
International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”) is one of the world’s largest tanker companies, providing energy transportation services for crude oil and petroleum products in the international markets. The Company owns and operates a fleet of 40 vessels, including 38 conventional tankers – comprising 13 VLCCs, two Suezmaxes, five Aframaxes/LR2s, 13 Panamaxes/LR1s and 5 MR tankers – and, through joint ventures, ownership interests in two floating storage and offloading service vessels.
Since becoming a stand-alone public company in December 2016, the Company has been committed to enhancing its earnings leverage and financial strength, unlocking value for shareholders, and implementing a disciplined and accretive capital allocation strategy. The significant progress we have made in achieving each of these important objectives was evident in our strong 2019 results (as described in greater detail below). From mid-2017 to the beginning of 2019, through disciplined capital allocation and without issuing equity, we successfully funded over $600 million worth of vessel acquisitions by using cash generated from operations, proceeds from the sale of older vessels and the issuance or assumption of debt while maintaining what we believe to be one of the lowest loan to value profiles in the public company shipping sector.
In 2020, we continued to implement important new initiatives. Following our $600 million investment in modern vessels, the monetization of our non-core LNG joint venture (the “LNG JV”) in late 2019, and our successfully completed January 2020 refinancing, we have remained focused on effectively allocating capital through the tanker cycle. As part of those efforts, and taking into consideration our cash and liquidity positions and long-term prospects, in March 2020 the Company established a program to begin returning capital to shareholders, implementing a fixed, quarterly dividend of $0.06 per share and repurchasing $10 million of stock pursuant to our share repurchase program. We also continued to make accretive vessel purchases, completing the purchase of an LR1 – the Seaways Guayaquil, which is named for a lighthouse in Ecuador – in February 2020 for trading in our crude oil Panamax International pool, which has historically outperformed the broader Panamax market. Going forward, we will continue to evaluate capital allocation decisions, including dividends, share buybacks and vessel sales and purchases based on the tanker cycle and market developments.
In recent months, the tanker market has become increasingly volatile. The coronavirus pandemic has negatively impacted oil demand as countries around the world seek to contain the virus. At the same time, however, oil producers have (at least currently) increased production, driving oil prices lower. The offsetting effects of lower demand and negative sentiment around the pandemic, and higher tanker demand caused by increased oil supply and the greater number of tankers being used for storage at sea (which has been taking place at strong TCE rates), have contributed significantly to that volatility. Rates, however, have so far remained generally strong, posting at levels above mid-cycle rates through the first quarter and into the second. We will continue to monitor developments throughout the remainder of the year.
2019 Performance Highlights
Shipping revenues and TCE Revenues achieved in 2019 were $366.2 million and $339.9 million, respectively, of which approximately 78% and 76%, respectively, were generated from our Crude Tankers segment. Following a loss from vessel operations of $54.5 million in 2018, results from vessel operations increased by $109.7 million to income of $55.2 million in 2019. Such increase resulted primarily from increased TCE revenues, decreased vessel expenses due to the sale of a number of older vessels during 2018 and 2019 and lower losses on the disposal of vessels and other property, offset partially by increased charter hire expense. We achieved Adjusted EBITDA of $164.7 million in 2019 compared to $68.3 million in 2018. “Adjusted EBITDA” represents net loss before interest expense, income taxes and depreciation and amortization expense adjusted for the impact of certain items that INSW does not consider indicative of our ongoing operating performance, as disclosed in Item 6, “Selected Financial Data” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”). We have included a reconciliation of Adjusted EBITDA to net loss in the 2019 Annual Report. INSW’s total cash (including restricted cash) as of December 31, 2019 was $150.2 million compared to $117.6 million as of December 31, 2018. We made capital investments totaling $37.2 million during 2019 and generated $87.5 million in cash from operations and an additional $107.9 million from investing activities, primarily reflecting proceeds from disposal of vessels and other assets and from the sale of our equity interest in the LNG JV.
Our goals for 2019 were to (i) continue to maximize our fleet’s earning potential through opportunistic charter-ins, sales and purchases of vessels and investments in Exhaust Gas Cleaning Systems (“scrubbers”) on our modern VLCCs, (ii) refinance our high interest debt obligations and (iii) execute transactions that would ultimately unlock the value of our shares to investors.
Accordingly, during 2019, we chartered in two modern LR1s, which were deployed into our market-leading Panamax International pool; we sold and delivered to buyers two 2004-built MRs; we entered into contracts to sell a 2002-built Aframax and a 2001-built Aframax, both for delivery to buyers in 2020; and we sold our non-core 49.9% ownership interest in the LNG JV we had with Qatar Gas Transport Company Limited (Nakilat) at a price in excess of the carrying value of our investment. Using restricted cash set aside from the proceeds of vessel sales and our equity interest in the LNG JV, we were able to make prepayments totaling $110 million on our 2017 Term Loan Facility due 2022. Also, in December 2019, we entered into a memorandum of agreement to acquire a 2009-built LR1 (the Seaways Guayaquil referred to above), which was delivered in February 2020 and is currently deployed in the Panamax International pool, further enhancing our presence in that market-leading pool.
The successful sale of our non-core investment in the LNG JV was a critical step in unlocking shareholder value since it allowed us to first reduce and then refinance our high interest cost debt. We ended the year by entering into a loan commitment letter with several traditional shipping lenders with respect to senior secured credit facilities aggregating $390 million (the “2020 Debt Facilities”). The loan agreements were ultimately executed on January 23, 2020 and proceeds from the January 28, 2020 initial drawdown on the 2020 Debt Facilities of $370 million were used to (i) repay the $331.5 million outstanding principal balance under the 2017 Term Loan Facility due 2022 and the $23.3 million outstanding principal balance under the ABN Term Loan Facility due 2023, and (ii) to repurchase the $27.9 million outstanding principal amount of the Company’s 10.75% subordinated notes due 2023 issued pursuant to an indenture dated June 13, 2018 with GLAS Trust Company LLC, as trustee, as amended.
The 2020 Debt Facilities will reduce annual interest expense by approximately $15 million, by lowering our average interest rates on the refinanced portion of our debt by 350 basis points, and our overall average interest rates by 200 basis points, while enabling INSW to maintain one of the lowest leverage ratios in the public company shipping sector and low cash break evens. See Note 8, “Debt,” to the consolidated financial statements as set forth in Item 8, “Financial Statements and Supplementary Data” in our 2019 Annual Report for further details on the refinancing transaction and the 2020 Debt Facilities.
Environmental, Social and Governance
INSW is committed to working to address environmental, social and governance (“ESG”) issues as a part of our core culture. Accordingly, we strive to meet, and when possible and appropriate, exceed minimum compliance levels for all applicable rules and regulations governing the maritime industry. We are focused on various matters in connection with these issues:
•
Environment. Due to the nature of our business, environmental and climate change-related risks are key considerations for us. We recognize that greenhouse gas (“GHG”) emissions, which are largely caused by burning fossil fuels, contribute to the warming of the global climate system.

Our industry, which is heavily dependent on the burning of fossil fuels, faces the dual challenge of reducing its carbon footprint by transitioning to the use of low-carbon fuels while extending the economic and social benefits of delivering energy to consumers across the globe. We welcome and support efforts, such as those led by the Task Force on Climate-related Financial Disclosures, to increase transparency and to promote investors’ understanding of how we and our industry peers are addressing the climate change-related risks and opportunities particular to our industry. We are working to meet the carbon efficiency targets included in our sustainability-linked loan and to establish other appropriate metrics by which to measure our performance and drive improvement. The Company’s governance, strategy, risk management and performance monitoring efforts in this area are evolving and will continue to do so over time.
•
Social. We operate a well-maintained fleet staffed by experienced officers and crews, and we believe that our seafarers are as crucial to our success as the team ashore that supports them. Through our technical and commercial management partners and our own in-house expertise, we have developed a global network to support our seafarers while delivering shipping services safely and effectively to our customers. Our philosophy is one of continual improvement throughout ship and shoreside operations, and we are committed to providing our mariners a safe, high quality place to work in an environment where they can thrive professionally. We maintain a robust safety and compliance culture that reflects the leadership and commitment displayed every day by our senior officers and shoreside staff. Furthermore, we believe in fair and transparent business practices, and we do not tolerate unethical business dealings or facilitation payments.

•
Governance. ESG matters are of significant relevance to us, and the Board regularly engages in discussions relating to both ESG risks and opportunities. There are seven fully independent directors currently serving on the Board, including experts in both shipping and compliance. Our management team, led by the Chief Executive Officer, executes the action plans as approved by the Board and works to manage ESG-related risks and opportunities.

Some of the recent ESG initiatives we have undertaken include the following:
•	Establishing a compliance program to address IMO 2020 regulations relating to low-sulfur fuel and decreased GHG emissions;
•
Implementing a third-party data collection and analysis platform which allows data to be gathered from our vessels for use in advanced analytics with the aim of reducing our fuel consumption, and CO2 and GHG emissions, which in the 12 months ended August 2019 enabled us to achieve an approximately 8,000-ton reduction in annual fuel consumption across our fleet (equating to a nearly 26,000-ton reduction in CO2 emissions);

•
Including a sustainability-linked pricing mechanism in the 2020 Debt Facilities referred to above. That mechanism, which was certified by a leading independent firm in ESG and corporate governance research as satisfying sustainability-linked loan principles, is linked to the carbon efficiency of the INSW fleet as it relates to reductions in CO2 emissions year-over-year, and is aligned to the IMO’s 50% industry reduction target in GHG emissions by 2050. This key performance indicator is calculated in a manner consistent with the de-carbonization trajectory outlined in the Poseidon Principles, the global framework by which financial institutions can assess the climate alignment of their ship finance portfolios. The relevant emissions data for our fleet will be reported to the applicable Classification Societies, the IMO and the lenders under our sustainability-linked loan facility, and we intend to make such emissions data publicly available;

•	Complying with the European Union’s requirements relating to inventories of hazardous materials on board our vessels a year ahead of the mandated timeframe;
•	Participating on the Board of Directors of the ITOPF Limited, a not-for-profit ship pollution advisor providing advice worldwide on responses to spills of oil, chemicals and other substances at sea;

•
Participating in the Marine Anti-Corruption Network, a global business network of over 100 members whose vision is a maritime industry free of corruption that enables fair trade to the benefit of society at large; and

•	Making a commitment to implement and practice environmentally and socially responsible ship recycling
Our work is regularly discussed with both the Corporate Governance and Risk Assessment Committee and the full Board.
INFORMATION CONCERNING SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 22, 2020 at 2 p.m. Eastern time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/INSW2020. You will be able to attend the meeting online, vote your shares and submit questions during the meeting by visiting the website listed above. In order to join the Annual Meeting, you will need to have the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials (or in other communications you may have received from the broker, bank or other nominee in whose name your shares are held).
Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 29, 2020.
Participating in the Annual Meeting in 2020
The Company’s Annual Meeting will be conducted exclusively online via live webcast. We believe that, in 2020, a virtual stockholder meeting will provide greater access to those who may want to attend and that our ability to hold a physical meeting in New York City may be subject to as yet unknown constraints, and therefore have chosen to conduct a virtual meeting rather than an in-person meeting. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person. Stockholders at the close of business on the record date will be allowed to communicate with us and ask questions in our virtual stockholder meeting forum before and during the meeting.
A summary of information about participating in the Annual Meeting online follows:
•	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/INSW2020
•	Webcast starts at 2:00 p.m. Eastern Time
•	Online check-in is expected to begin at 1:45 p.m. Eastern time, and you should allow up to 15 minutes for the online check-in procedures.
•	Stockholders will be able to vote and submit questions while attending the virtual Annual Meeting
•	Please have your 16-digit control number to enter the virtual Annual Meeting
•	Information on how to attend and participate via the Internet will be posted at www.virtualshareholdermeeting.com/INSW2020
Stockholders who participate in the virtual Annual Meeting by way of the link above will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.
Record Date, Shares Outstanding and Voting
Only stockholders of record at the close of business on April 23, 2020 (the “record date”) will be entitled to vote at the Annual Meeting. As of the record date, the Company had one class of voting securities, its Common Stock, of which 28,843,761 shares were outstanding on the record date and entitled to one vote each (the “Common Stock”). A list of our stockholders will be open to the examination of stockholders for any purpose germane to the Annual Meeting, during ordinary business hours for ten days prior to the Annual Meeting, at the Company’s offices, 600 Third Avenue, 39th Floor, New York, New York.
All shares represented by the accompanying proxy, if it is duly executed and received by the Company at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no instructions are provided, the proxy will be voted (1) FOR the election of directors, (2) FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020, (3) FOR approval, in an advisory vote, of the compensation for 2019 of the executive officers named in the Summary Compensation Table in this Proxy Statement (each, a “Named Executive Officer” and collectively, the “NEOs”), as described in “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in this Proxy Statement, (4) FOR ratification and approval of the International Seaways, Inc., 2020 Non-Employee Director Incentive Compensation Plan and (5) FOR ratification and approval of the International Seaways, Inc. 2020 Management Incentive Compensation Plan.
Each of the election of directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020, and the ratification and approval of each of the International Seaways, Inc. 2020 Non-Employee Director Incentive Compensation Plan and the International Seaways, Inc. 2020 Management Incentive Compensation Plan requires the affirmative vote (in person or by proxy) of a majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The advisory vote on approval of the compensation to the NEOs for 2019 is non-binding, but the Board and the Human Resources and Compensation Committee (the “Compensation Committee”) will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.
Your vote and ensuring that your shares will be represented at the meeting are both very important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting in person.
Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting (and will have the same effect as “AGAINST” votes, except with respect to the election of directors where abstentions will not be counted), whereas broker “non-votes” will not be counted for purposes of determining the number of votes cast.
New York Stock Exchange (the “NYSE”) rules permit brokers to vote for routine matters such as the ratification of the appointment of Ernst & Young LLP without receiving instructions from the beneficial owner of the shares. NYSE rules prohibit brokers from voting on the election of directors, executive compensation, ratification and approval of incentive compensation plans and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of the appointment of Ernst & Young LLP) but will not affect the outcome of any other matter being voted upon at the Annual Meeting. Under current applicable rules, unless provided with voting instructions, a broker cannot vote shares of Common Stock for the election of directors, on the advisory vote concerning the approval of the compensation of the NEOs for 2019 or for ratification and approval of the incentive compensation plans.
All of these matters are very important to the Company, and we urge you to vote your shares by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.
Expenses
The cost of soliciting proxies for the meeting will be borne by the Company. The Company has retained Innisfree M&A Incorporated to assist with the solicitation of votes for a fee of up to $20,000 plus reimbursement of expenses, which will be paid by the Company. The Company will also reimburse brokers and others who are only record or nominee holders of the Company’s shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners. Directors and officers of the Company may solicit proxies personally or by telephone or facsimile, but will not receive additional compensation for doing so.
Proposals for 2021 Annual Meeting of Stockholders
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), any proposals of stockholders that are intended to be presented at the Company’s 2021 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than December 31, 2020, and must comply with all other applicable legal requirements, in order to be included in the Company’s proxy statement and form of proxy for that meeting.
Stockholders who wish to propose a matter for action at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement for that meeting, must notify the Company in writing of the information required by the provisions of the Company’s Amended and Restated By-laws (the “By-laws”) dealing with stockholder proposals. The notice must be delivered to the Company’s Corporate Secretary between March 22, 2021 and April 22, 2021. Stockholders can obtain a copy of the By-laws on the Company’s website or by writing the Corporate Secretary at: Corporate Secretary, International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Our Board of Directors currently has nine members, and each director serves for a one-year term. At the Annual Meeting, shareholders will vote on the nine nominees named below, each of whom is an incumbent member of the Board. Each of the director nominees was elected by a majority of shareholders voting at the annual meeting of shareholders held in June 2019.
The nominees identified below were selected by the Board upon the recommendation of the Corporate Governance and Risk Assessment Committee (the “Governance Committee”), and each nominee has consented to serve if elected. Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve until the 2021 Annual Meeting and until their successors are elected and qualify. We are not aware of any reason the nominees would not be able to serve if elected.
There are no family relationships among our directors, or between our directors and executive officers, and the Board has determined that each of the director nominees other than Ms. Zabrocky is independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE, and that each of the director nominees other than Mr. Kronsberg and Ms. Zabrocky is independent under the rules of the SEC and the NYSE relating to audit committees. See “Information About the Board and Corporate Governance — Independence” below.
Re-election of each nominee for director requires that such nominee receive a majority of the votes cast FOR his or her election. Abstentions and broker non-votes are not counted as votes cast and will have no effect on the outcome of any of these proposals.
Recommendation of the Board
The Board recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement.

Biographical Information
The following is biographical information about each nominee, including a description of the experience, qualifications and skills that have led the Board to determine that each nominee should serve on the Board. The terms of elected directors will expire as of the date of the annual meeting of shareholders to be held in 2021, or will continue until their successors are elected and have qualified. The age of each director is as of the date of this Proxy Statement.
Doug Wheat
Age 69
Chairman of the Board since November 2016
Committees: None
Other Current Public Company Board Service:
•	Overseas Shipholding Group, Inc.
•	AMN Healthcare Services, Inc.
Background:
Mr. Wheat is currently the Managing Partner of Wheat Investments, a private investment firm. From 2007 to 2016, he was the founding and Managing Partner of the private equity company Southlake Equity Group. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners (“Haas Wheat”). Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group at Donaldson, Lufkin & Jenrette, where he specialized in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas.
Mr. Wheat is currently the Chairman of the board of directors of Overseas Shipholding Group, Inc. (ticker: “OSG”); Chairman of the board of directors of AMN Healthcare Services, Inc. (ticker: “AMN”). He has been a director of AMN since 1999, becoming Chairman in 2007. He previously served as Vice Chairman of Dex Media, Inc. and served as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the board of directors of several other companies including among others: Playtex Products (of which he also served as Chairman); Dr. Pepper/Seven-Up Companies, Inc.; Dr. Pepper Bottling of the Southwest, Inc.; Walls Industries, Inc.; Alliance Imaging, Inc.; Thermadyne Industries, Inc.; Sybron International Corporation; Nebraska Book Corporation; ALC Communications Corporation; Mother’s Cookies, Inc.; and Stella Cheese Company. Mr. Wheat received both his Juris Doctor and Bachelor of Science degrees from the University of Kansas.
Skills and expertise: Mr. Wheat’s finance and legal expertise and experience serving on numerous boards of directors make him a valuable asset to the Board.
Timothy J. Bernlohr
Age 61
Director since November 2016
Committees: Compensation (Chair); Governance
Other Current Public Company Board Service:
•	Atlas Air Worldwide Holdings, Inc.
•	Skyline Champion Corporation
•	WestRock Company
Background:
Mr. Bernlohr is the Founder and Managing Member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services. He has held that role since 2005. Prior to that, he was the President and Chief Executive Officer of RBX Industries, Inc. (“RBX”), a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to the automotive, construction and industrial markets. Before joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries and held various management positions.
Mr. Bernlohr is currently a director and the Chairman of the Audit Committee of Atlas Air Worldwide Holdings, Inc. (ticker: “AAWW”); Chairman of the Board of Directors of Skyline Champion Corporation (ticker: “SKY”); and a director and the Chairman of the Compensation Committee of WestRock Company (ticker: “WRK”). Within the past five years, Mr. Bernlohr served as an independent director of the following publicly-held companies: Chemtura Corporation; Rock-Tenn Company (a predecessor of WRK); Cash Store Financial Services, Inc.; and OSG. Mr. Bernlohr is a graduate of Pennsylvania State University.
Skills and expertise: Mr. Bernlohr’s experience serving as a chief executive of an international manufacturing company and his varied directorship positions make him a valuable asset to the Board.

Ian T. Blackley
Age 65
Director since July 2013
Committees: None
Other Current Public Company Board Service: None
Background:
Mr. Blackley was the President and Chief Executive Officer of OSG (the former parent corporation of the Company) from January 2015 until his retirement in December 2016. From September 2014 until November 2016, he was the Senior Vice President and Chief Financial Officer of the Company. After joining OSG in 1991, Mr. Blackley held numerous operating and financial positions. Before becoming President and Chief Executive Officer of OSG, Mr. Blackley served as Executive Vice President and Chief Operating Officer of OSG from December 2014. Prior to that, Mr. Blackley served as Senior Vice President (from May 2009 to December 2014), as Chief Financial Officer (from April 2013 to December 2014), and as Head of International Shipping (from January 2009 to April 2013). Mr. Blackley also served as Managing Director and Chief Operating Officer of OSG Ship Management (UK) Ltd. from September 2005 through April 2013. Mr. Blackley began his seagoing career in 1971, serving as a captain from 1987 to 1991.
Mr. Blackley currently serves on the board of Gard P. & I. (Bermuda) Ltd. Mr. Blackley served as a director of the Company from July 2013 through November 30, 2016, during which time the Company was a wholly-owned subsidiary of OSG, and served as a director of OSG from 2015 to 2016. He holds a diploma in Nautical Science from Glasgow College of Nautical Studies and a Master Mariner Class I license.
Skills and expertise: Mr. Blackley’s extensive experience both with the shipping industry generally, and the Company in particular, make him a valuable asset to the Board.
Randee E. Day
Age 72
Director since November 2016
Committees: Audit; Compensation
Other Current Public Company Board Service:
•	Eagle Bulk Shipping Inc.
•	Tidewater, Inc.
Background:
Ms. Day is President and Chief Executive Officer of Day & Partners, LLC, a maritime consulting and advisory company and a senior advisor to a full-service restructuring firm, Goldin Associates LLC. Prior to founding Day & Partners, LLC in 2011, Ms. Day served as interim Chief Executive Officer of DHT Maritime, Inc. Previously, Ms. Day was Managing Director at the Seabury Group, a transportation advisory firm, and the Division Head of JP Morgan’s shipping group in New York.
Ms. Day is a director of Eagle Bulk Shipping Inc. (ticker: “EGLE”), an owner and operator of dry bulk vessels, and is Chairman of its Corporate Governance Committee and a member of its Audit Committee, and is a director of Tidewater, Inc. (ticker: “TDW”), an owner and operator of offshore support vessels. She is a former director of DHT Maritime, Inc., TBS International, Inc., Ocean Rig ASA and Excel Maritime Carriers Inc. Ms. Day is a graduate of the School of International Relations at the University of Southern California and did graduate studies at George Washington University. Ms. Day also is a graduate of Senior Executives in National and International Security Program at the Kennedy School at Harvard University.
Skills and expertise: Ms. Day’s extensive experience in the shipping industry make her a valuable asset to the Board.

David I. Greenberg
Age 66
Director since June 2017
Committees: Audit; Governance (Chair)
Other Current Public Company Board Service: None
Background:
Mr. Greenberg is the acting chief executive and Special Advisor (and from 2008 through 2016 was a member of the Executive Committee) for LRN Corporation, which advises global companies on governance, ethics, compliance, culture and strategy issues. For 20 years prior to 2008, Mr. Greenberg served in various senior positions at Altria Group, Inc. then the parent company of Phillip Morris USA, Phillip Morris International, Kraft Foods and Miller Brewing — culminating in his role as Senior Vice President, Chief Compliance Officer and a member of the Corporate Management Committee. Mr. Greenberg is a managing director of Cortina Partners LLC, a private equity firm that invests in and manages companies in the textile, health care, communications, and medical transportation and bedding industries, and is the Chief Executive Officer of Acqua Recovery, a residential drug and alcohol treatment center outside of Park City Utah. Earlier in his career, Mr. Greenberg was a partner in the Washington, D.C. law firm of Arnold & Porter. He attended Williams College and has Juris Doctor and Master of Business Administration degrees from the University of Chicago.
Skills and expertise: Mr. Greenberg’s investment and legal experience, particularly with respect to governance-related matters, make him a valuable asset to the Board.
Joseph I. Kronsberg
Age 37
Director since November 2016
Committees: None
Other Current Public Company Board Service:
•	Overseas Shipholding Group, Inc.
Background:
Mr. Kronsberg has served in various roles at Cyrus Capital Partners, L.P. since 2006, and he is currently a Partner responsible for certain investments in the financial, shipping and energy sectors. Previously, Mr. Kronsberg worked at Greenhill & Co. as a generalist in its Mergers & Acquisitions and Restructuring departments.
Mr. Kronsberg currently serves as a director of OSG. Mr. Kronsberg has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania where he graduated summa cum laude.
Skills and expertise: Mr. Kronsberg’s substantial financial expertise and experience in investment management make him a valuable asset to the Board.

Ty E. Wallach
Age 48
Director since November 2016
Committees: Compensation
Other Current Public Company Board Service:
•	Overseas Shipholding Group, Inc.
Background:
Since September 2019, Mr. Wallach has served as a Managing Director and Chief Investment Officer – Credit of Atlas Merchant Capital LLC, an international financial services investment firm. Until July 2018, Mr. Wallach was a Partner at Paulson & Co. Inc. (“Paulson”) and a Co-Portfolio Manager at Paulson’s credit funds. While at Paulson, he led numerous investments in the debt and equity of distressed and leveraged companies. Prior to joining Paulson, Mr. Wallach was a Partner and Managing Director at Oak Hill Advisors, serving most recently as Co-Head of European Investments.
He currently serves on the board of directors of OSG, as well as on the boards of two non-profit organizations, Focus for a Future Inc. and New Heights Youth, Inc. Mr. Wallach is a graduate of Princeton University.
Skills and expertise: Mr. Wallach’s substantial financial and investment experience make him a valuable asset to the Board.
Gregory A. Wright
Age 70
Director since November 2016
Committees: Audit (Chair); Governance
Other Current Public Company Board Service: None
Background:
Mr. Wright co-founded One Cypress Energy LLC in 2011 and has served as its Chief Financial Officer since inception. Mr. Wright is the former Chief Financial Officer and Chief Administrative Officer of Tesoro Corporation, where he worked from 1995 until his retirement in 2010. He led the company from a small exploration and production company into the third largest independent refining and marketing company in the United States. Prior to joining Tesoro, Mr. Wright worked for Valero Energy Corporation for 14 years in various positions, including Vice President of Finance, Vice President of Business Development, Vice President of Planning and Vice President of Investor Relations. Prior to joining Valero, he worked for nine years for Columbia Gas Systems Inc. in various positions in accounting, budgeting and corporate planning.
Mr. Wright is a former director of OSG. He graduated from The Ohio State University with a Bachelor of Business Administration in accounting and received his M.B.A. with a concentration in finance from the University of Delaware.
Skills and expertise: Mr. Wright’s extensive financial leadership experience and accounting expertise make him a valuable asset to the Board.

Lois K. Zabrocky
Age 50
Director since May 2018
Committees: None
Other Current Public Company Board Service: None
Ms. Zabrocky has been the President and Chief Executive Officer (“CEO”) of the Company since the spin-off of the Company from OSG on November 30, 2016 and was President of the Company from August 2014. Prior to the spin-off, Ms. Zabrocky served as Senior Vice President and Head of the International Flag Strategic Business Unit of OSG with responsibility for the strategic plan and profit and loss performance of OSG’s international tanker fleet comprised of 50 vessels and approximately 300 shoreside staff. Ms. Zabrocky served in various roles during her more than 25 years at OSG. She served as Senior Vice President of OSG from June 2008 through August 2014, when she was appointed as Co-President of OSG and Head of the International Flag Strategic Business Unit of OSG. Ms. Zabrocky served as Chief Commercial Officer, International Flag Strategic Business Unit of OSG from May 2011 until her appointment as Head of International Flag Strategic Business Unit and as the Head of International Product Carrier and Gas Strategic Business Unit for at least four years prior to May 2011. She served as a director of the Company from November 2011 through November 2016 during which time the Company was a wholly-owned subsidiary of OSG.
Ms. Zabrocky is a director of ITOPF Limited, a not for profit ship pollution advisor providing advice worldwide on responses to spills of oil, chemicals and other substances at sea. Ms. Zabrocky holds a Bachelor of Science degree from the United States Merchant Marine Academy and holds a Third Mate’s License. She has also completed the Harvard Business School Strategic Negotiations and Finance for Senior Executives courses.
Skills and expertise: Ms. Zabrocky’s long experience with the Company and the shipping industry make her a valuable asset to the Board.

DIRECTOR COMPENSATION
During 2019, the Company’s non-executive Chairman of the Board received an annual cash retainer of $172,000 and each of the Company’s other non-employee directors received an annual cash retainer of $80,000, except as described below. The Chairman of each of the Audit Committee, the Compensation Committee and the Governance Committee received an additional cash retainer of $20,000, $20,000 and $13,000 respectively. Each member of the three committees (other than the committee Chairman) received an additional cash retainer of $10,000, except that members of the Governance Committee received an additional cash retainer of $6,500. No director earned any fee for attending any Board meeting or Board committee meeting. The Company reimburses directors for their reasonable travel and lodging expenses in attending in-person Board and Board committee meetings.
Mr. Kronsberg has instructed the Company to pay all compensation (cash and equity) for his service as a director to his employer, CCP, at this time.
Under the currently effective International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (the “Prior Director Plan”), the Board has discretion to grant various types of equity-based awards to directors. The Board has delegated to the Compensation Committee administration of the Prior Director Plan. The Compensation Committee, based upon consideration of information provided by the Compensation Committee’s independent advisors, has established the annual equity compensation of the non-Executive Chairman of the Board at $220,000 and the annual equity compensation of each other non-employee director at $100,000. On June 6, 2019, the Board granted the non-Executive Chairman of the Board 12,222 shares of Common Stock having a fair market value of $220,000 and granted each other non-employee director, except as described above, and Mr. Kronsberg’s employer, CCP (and not Mr. Kronsberg), 5,555 shares of Common Stock having a fair market value of $100,000, in each case vesting on the earlier of (a) June 6, 2020 and (b) the date of the Annual Meeting of Stockholders of the Company in 2020, subject to the director continuing to provide services to the Company as of such date.
The following table shows the total compensation paid to the Company’s non-employee directors during 2019:
	Fees earned or Paid in Cash ($)(1)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy J. Bernlohr	106,500	100,000	—	—	206,500
Ian T. Blackley	80,000	100,000	—	—	180,000
Randee E. Day	100,000	100,000	—	—	200,000
David I. Greenberg	103,000	100,000	—	—	203,000
Joseph I. Kronsberg(2)	80,000	100,000	—	—	180,000
Ty E. Wallach	90,000	100,000	—	—	190,000
Douglas D. Wheat	172,000	220,000	—	—	392,000
Gregory A. Wright	106,500	100,000	—	—	206,500
(1)	Consists of annual Board fees, annual Board Chairman and annual Chairman of the Audit, Compensation and Governance Committees fees, and annual committee member fees.
(2)	In accordance with Mr. Kronsberg’s instruction, all compensation for his service as a director was paid to his employer, CCP.
All directors’ cash compensation is payable quarterly in advance.
Director Stock Ownership Guidelines
The Company encourages stock ownership by directors in order to align interests of directors with the long-term interests of the Company’s stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation.
The Board has adopted stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected within five years after becoming a director to own shares of the Company’s common stock (including restricted stock units convertible into shares of stock and stock owned by his spouse and minor children), whose market value would equal at least three times his annual cash base retainer.

CORPORATE GOVERNANCE AND THE BOARD
General
Corporate Governance Principles. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Company’s directors and senior management remain the most important safeguards in quality corporate governance. The business and affairs of the Company are managed under the direction of the Board in accordance with Marshall Islands law. The Board’s principal responsibilities are to provide direction, oversight and counsel to the Company’s management and to generally maximize the value of the Company for its stockholders.
Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance Guidelines are posted on the Company’s website, which is www.intlseas.com, and are available in print upon request. That website and the information contained on that site, or connected to that site, are not incorporated by reference in this proxy statement.
Board Leadership Structure. The Corporate Governance Guidelines provide that the Board selects the CEO of the Company and may select a Chairman of the Board (the “Chairman”) in the manner it considers in the best interests of the Company. The Guidelines provide that if the Board determines that there should be a Chairman, he or she may be a non-management director or the CEO. The Company currently separates the role of CEO and Chairman.
The CEO and the Chairman are in frequent contact with one another and with senior management of the Company. They provide advice and recommendations to the full Board for the full Board’s consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting in order to ensure that the interests and requirements of the stockholders, the directors and other stakeholders are appropriately addressed. The Board believes that the existing leadership structure, with the current individuals in their positions, is in the best interests of stockholders.
The Board, primarily through its Governance Committee, periodically reviews the Company’s leadership structure to determine if it remains appropriate in light of the Company’s specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant. The Board retains the right to combine the CEO and Chairman roles in the future if it determines that such a combination would be in the best interests of the Company and its stockholders.
Board Oversight of Risk Management. While the responsibility for management of the Company’s material risks lies with management of the Company, the Board provides oversight of risk management, directly and indirectly, through its committee structure. The Board performs this oversight role by using several different levels of review. The Board and the Governance Committee receive regular reports from key members of management responsible for specified areas of material non-financial risk to the Company. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.
At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee meets in private sessions individually with certain members of management and with representatives of the internal auditors and the independent registered public accounting firm at the conclusion of every regularly scheduled meeting, where aspects of financial risk management are discussed as necessary. The Governance Committee manages risk associated with Board independence, corporate governance and potential conflicts of interest as well as oversight over non-financial risk assessments associated with the Company’s operations. The Compensation Committee annually reviews executive compensation policies and practices and employee benefits, and associated risks. Both the Audit Committee and the Compensation Committee also rely on the advice and counsel of the Company’s independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their regular review of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.
Managing risk is an ongoing process inherent in all decisions made by management. The Company has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully.
Management is responsible for assessing all the risks and related mitigation strategies for all material projects and initiatives of the Company prior to being submitted for consideration by the Board.
Environmental, Social and Governance (“ESG”) Initiatives. The Board regularly engages in discussions relating to ESG risks and opportunities, including INSW’s response to environmental and climate change-related risks and opportunities. The Company’s management team, led by the Chief Executive Officer, has the day-to-day responsibility to execute the action plans as approved by the Board of Directors. The Company is committed to ESG practices as a part of its core culture. Accordingly, INSW strives to meet, and when possible and appropriate, exceed minimum compliance levels for all applicable rules and regulations governing the maritime industry, as described in greater detail in the 2019 Annual Report. The Company’s governance, strategy, risk management and performance monitoring efforts in this area are evolving and will continue to do so over time.
Independence. Under the Corporate Governance Guidelines, which incorporate standards established by the NYSE, the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, all of the nominees other than Ms. Lois K. Zabrocky have been determined to be independent under the Corporate Governance Guidelines for purposes of service on the Board, because no relationship was identified that would automatically bar any of them from being characterized as independent, and any relationships identified were not so material as to impair their independence. In addition, the Board has determined that all of the nominees other than Mr. Joseph I. Kronsberg and Ms. Lois K. Zabrocky are independent for purposes of serving on the Audit Committee.
The Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent. See “— Related Party Transactions” below.
Executive Sessions of the Board. To ensure free and open discussion and communication among the non-management directors, the Corporate Governance Guidelines provide that non-management directors meet in executive session at the time of each regular meeting of the Board; at least one of such executive sessions shall exclude non-management directors who do not qualify as independent. In accordance with the Guidelines, the nonexecutive Chairman of the Board chairs the executive sessions. Any non-management director can request that an additional executive session be scheduled.
Meetings of the Board. The Board held seven meetings during 2019. Each director attended at least 75% of the total number of meetings of the Board and Board committees of which the director was a member, except for Mr. Kronsberg who attended five of the seven meetings of the Board. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.
Annual Meetings of Stockholders. Directors are not required, but are strongly encouraged, to attend the Annual Meeting of Stockholders in person or telephonically. All of the current directors attended the Annual Meeting of Stockholders in 2019.
Communications with Board Members. Interested parties, including stockholders, may communicate with any director, with the nonexecutive Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, the nonexecutive Chairman of the Board or such non-management directors as a group, as the case may be, in care of the Company’s Corporate Secretary, 600 Third Avenue, 39th Floor, New York, New York 10016. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors unless the director to whom the correspondence is addressed has requested that the Corporate Secretary forward correspondence unopened. Unless the context otherwise requires, the Corporate Secretary will provide any communication addressed to the Board to the director most closely associated with the nature of the request based on Committee membership and other factors.
Business Conduct and Governance Policies. The Company has adopted a number of business conduct and governance policies, including the following:
•
A Code of Business Conduct and Ethics, which is an integral part of the Company’s business conduct compliance program and embodies the commitment of the Company and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. The Code of Business Conduct and Ethics applies to all of the Company’s officers, directors and employees. Each is responsible for understanding and complying with the Code of Business Conduct and Ethics.

•
An Insider Trading Policy which prohibits the Company’s directors and employees from purchasing or selling securities of the Company while in possession of material nonpublic information or otherwise using such information for their personal benefit. The Insider Trading Policy also prohibits the Company’s directors and employees from hedging or pledging their ownership of securities of the Company.

•
An Anti-Bribery and Corruption Policy which memorializes the Company’s commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of the Company’s business activities worldwide.

A current copy of each of these policies is available in print upon request to our Investor Relations department at International Seaways, Inc., 600 Third Avenue, New York, New York 10016 and is posted on the Company’s website at https://www.intlseas.com/govdocs. If the Board grants any waivers from the Code of Business Conduct and Ethics to any of our directors or executive officers, or if we amend such policies, we will, if required, disclose these matters through that section of our website on a timely basis.
Other Directorships and Significant Activities. The Company values the experience directors bring from other boards of directors on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Company or a company in which the Company has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly-traded companies.
The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board of the Company, to receive the approval of the Governance Committee before accepting outside board membership. The Corporate Governance Guidelines prohibit the CEO from serving on the board of directors of more than one publicly-traded company (other than the Company or a company in which the Company has a significant equity interest).
If a director’s principal occupation or business association changes substantially during the director’s tenure as a member of the Board, that director is required by the Corporate Governance Guidelines to inform the Chair of the Governance Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.
Related Party Transactions
Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Company’s Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to the Company’s legal department. In addition to this reporting requirement, in order to identify related party transactions, each year the Company requires its directors and executive officers to complete Director and Officer questionnaires identifying any transactions with the Company in which the director or officer has an interest. Management and the legal department review the terms of all related party transactions, and management reports to the Board on all proposed related party transactions with directors and executive officers. Upon the presentation of a proposed related party transaction to the Board, the related party (if such related party is a director) is excused from participation and voting on the matter. In deciding whether to approve the related party transaction, the Board determines whether the transaction is on terms that could be obtained in an arm’s length transaction with an unrelated third party. If the related party transaction is not on such terms, it will not be approved.
The Company entered into certain related party transactions in 2019 with OSG, the former parent corporation of the Company, relating to a guarantee for the benefit of the LNG JV charterer. These transactions are described in Note 12, “Related Parties,” to the audited financial statements of the Company for 2019 included in the 2019 Annual Report. The LNG JV was sold in October 2019, which terminated the guarantee.
Committees
The Company has three standing committees of its Board: the Audit Committee, the Governance Committee and the Compensation Committee. Each of the Board committee has a charter that is posted on the Company’s website and is available in print upon request.
Audit Committee. The Audit Committee is required to have no fewer than three members all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2019, the Audit Committee consisted of Messrs. Gregory A. Wright (Chair) and David I. Greenberg and Ms. Randee E. Day. The Board has previously determined that Mr. Wright and Ms. Day are audit committee financial experts, as defined by rules of the Securities and Exchange Commission (the “SEC”) and NYSE. The Audit Committee met five times in 2019.
The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audits and consults with management, internal auditors and the Company’s independent registered public accounting firm on, among other things, matters related to the annual audit, and published financial statements and the accounting principles applied, and the oversight of financial risk assessments associated with the Company’s operations. As part of its duties, the Audit Committee appoints and retains the Company’s independent registered public accounting firm, subject to stockholder ratification (though the stockholder vote is not binding on the Audit Committee, and the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and its stockholders).
The Audit Committee maintains direct responsibility for the compensation and oversight of the Company’s independent registered public accounting firm and evaluates the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the Company’s independent registered public accounting firm.
Governance Committee. The Governance Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2019, the Governance Committee consisted of David I. Greenberg (Chair), Timothy J. Bernlohr and Gregory A. Wright. The Governance Committee met five times in 2019.
The Governance Committee assists the Board by identifying and recommending individuals qualified to become Board members to the Board for nomination at the next annual stockholder meeting. It develops and recommends to the Board the establishment of the Company’s corporate governance guidelines, and it provides oversight over non-financial risk assessments associated with the Company’s operations. The Governance Committee’s risk assessment responsibilities include oversight of the Company’s quality of services, the Company’s vessels’ adherence to environmental and regulatory requirements, and an assessment of the scope and amount of the Company’s insurance coverage. The Governance Committee also meets with the General Counsel (in his capacity as compliance officer) in executive session from time to time as needed. As part of its duties, the Governance Committee also aids the Board by providing a review of the Board performance on an annual basis.
The Governance Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Governance Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants.
The Governance Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:
•	judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Company’s business;
•	status as “independent” or an “audit committee financial expert” or “financially literate” as defined by the NYSE or the SEC;
•
high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Company operates, and, if the candidate is an existing member of the Board, any change in the member’s principal occupation or business associations;

•	absence of conflicts of interest with the Company; and
•	ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.
As part of its annual assessment of Board size, structure and composition, the Governance Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. The Governance Committee believes that the current directors have the requisite character, integrity, expertise, skills, and knowledge to oversee the Company’s business in the best interests of the Company’s stockholders and does not believe at this time that the long-term goal of greater Board diversity is sufficient to merit replacing existing directors.
All the director nominees named in this Proxy Statement have been evaluated under the criteria set forth above and recommended by the Governance Committee to the full Board for election by stockholders at the Annual Meeting. The entire Board recommends that stockholders elect all nominees. All director nominees for election at the Annual Meeting were previously elected to the Board by the stockholders at the Annual Meeting of Stockholders in 2019.
A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Company.
Recommendations must be received by December 31, 2020 in order for a candidate to be considered for election at the 2021 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Compensation Committee. The Compensation Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2019, the Compensation Committee consisted of Timothy J. Bernlohr (Chair), Randee E. Day and Ty E. Wallach. The Compensation Committee met six times in 2019.
The Compensation Committee establishes, oversees, and carries out the Company’s compensation philosophy and strategy. It implements the Board responsibilities relating to compensation of the Company’s executive officers, and ensures that the Company’s officers and senior executives are compensated in a manner consistent with the Company’s philosophy and competitive with its peers. As part of its duties, it monitors and oversees the preparation of the Company’s annual Compensation Discussion and Analysis for inclusion in the annual proxy statement, prepares an annual report on executive compensation, and provides guidance with respect to other compensation matters including recommendations for the CEO and the other NEOs.

AUDIT COMMITTEE REPORT
Management has primary responsibility for preparing the consolidated financial statements of the Company, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States (“U.S. GAAS”) and the effectiveness of the Company’s internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. The Board has adopted a written Audit Committee Charter describing the Audit Committee’s role and responsibilities, which is posted on the Company’s website at www.intlseas.com/Docs.
In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the Company’s independent registered public accounting firm concerning the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the adequacy and clarity of disclosures in the consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”). Management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed such consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee further discussed with the Company’s independent registered public accounting firm the matters required to be discussed by U.S. GAAS, including those described in the PCAOB Auditing Standard No. 1301 (Communications with Audit Committees).
The Committee also held discussions with the Company’s internal auditors and reviewed management’s report on the assessment of the effectiveness of the Company’s internal control over financial reporting and the Company’s independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financing reporting.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and management, and considered the compatibility of non-audit services with the registered public accounting firm’s independence.
Based upon the Audit Committee’s discussions with management and the Company’s internal auditors and independent registered public accounting firm, the Audit Committee’s review of the representations of management, the certifications of the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act of 2002, and the reports, letters and other communications of the independent registered public accounting firm, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements and management’s assessment of the Company’s internal control over financial reporting referred to above be included in the 2019 Annual Report for filing with the SEC.
International Seaways, Inc. Audit Committee:

Gregory A. Wright, Chair
Randee E. Day
David I. Greenberg

April 29, 2020
In accordance with the rules of the SEC, this Audit Committee report does not constitute “soliciting material” and shall not be incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act and shall not otherwise be deemed filed under such Acts.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)
The Audit Committee has reappointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm for the Company and its subsidiaries for the year ending December 31, 2020, subject to ratification of the stockholders at the Annual Meeting. EY served as the independent registered public accounting firm of the Company since 2017. The lead audit partner was appointed in 2017. As in prior years, management and the Audit Committee engaged in a review of EY in connection with the Audit Committee’s review of whether to recommend that stockholders ratify the selection of EY as the Company’s independent registered public accounting firm for 2020. In that review, the Audit Committee considered, among other factors, (i) the continued independence of EY, (ii) whether retaining EY is in the best interest of the Company and its stockholders, (iii) EY’s known legal risks and significant proceedings that may affect its ability to perform the Company’s annual audit, (iv) EY’s fees and services provided to the Company and (v) the impact of changing independent registered public accounting firms. The Audit Committee considers the appointment of EY to be in the best interest of the Company and its stockholders.
In deciding to engage EY, the Audit Committee reviewed auditor independence and existing commercial relationships with EY, and concluded that EY had no commercial relationship with the Company that would impair its independence.
Representatives of EY will attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders. If the appointment is not ratified by stockholders, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee.
•
Audit Fees. Audit fees incurred by the Company to EY were $984,000 in 2019 and $1,242,000 in 2018. Audit fees incurred by the Company to EY for 2019 and 2018 include fees for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2019 and 2018; the review of the financial statements included in the Company’s Forms 10-Q for the respective quarters in the years ended December 31, 2019 and 2018; financial audits and reviews for certain of the Company’s subsidiaries; services associated with documents filed with the SEC; and expenses incurred related to the performance of the services noted above.

•	Audit-Related Fees. There were no audit-related fees incurred by the Company to EY in 2019 and 2018.
•	Tax Fees. Tax fees incurred by the Company to EY were $36,000 in 2019 and $38,000 in 2018. Tax fees relate to the preparation of certain foreign tax returns.
•	All Other Fees. There were no other fees incurred by the Company to EY in 2019 and 2018.
The Audit Committee considered whether the provision of services described above under “Tax Fees” are compatible with maintaining EY’s independence. The Company does not believe that any reasonable concerns about the objectivity of EY in conducting the audit of the Company’s financial statements are raised as a result of the fees paid for non-audit-related services in 2019.
The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.
Accordingly, at the Annual Meeting, stockholders will be asked to vote on the following resolution:
RESOLVED, that the action of the Audit Committee of the Board of Directors of this Company in appointing Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 be, and it hereby is, ratified and approved.
Recommendation of the Board
The Audit Committee and the Board recommends a vote “FOR” such ratification.

ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE NAMED
EXECUTIVE OFFICERS (PROPOSAL NO. 3)
As required by the Dodd-Frank Act, stockholders are being provided with the opportunity to cast an advisory vote on the compensation of the Named Executive Officers for 2019 as described beginning on the next page of this Proxy Statement in the section titled “Compensation Discussion and Analysis”.
As more fully described in that section, the Company’s executive compensation program is designed to promote the following objectives:
•	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to the Company’s overall growth and success;
•
Compensate each executive based upon the scope and impact of his or her position as it relates to achieving the Company’s corporate goals and objectives, as well as on the potential of each executive to assume increasing responsibility within the Company;

•	Align the interests of the Company’s executives with those of its stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and
•	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.
The Compensation Committee and the Board believe that the design of the executive compensation program, and hence the compensation awarded to the Named Executive Officers, fulfills these objectives.
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and narrative which describe in detail how the Company’s compensation policies and procedures implement the Company’s compensation philosophy and disclose the compensation paid to the Named Executive Officers for 2019.
Accordingly, at the Annual Meeting, stockholders will be asked to vote on the following resolution:
RESOLVED, that the stockholders of the Company hereby approve, in an advisory vote, the compensation of the Named Executive Officers for 2019 as described in the “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders.
As an advisory vote, the results of the vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinion of the Company’s stockholders and will consider the outcome of the vote when making future decisions on the compensation of the Named Executive Officers and the Company’s executive compensation principles, policies and procedures. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the resolution.
Recommendation of the Board
The Board recommends a vote “FOR” advisory approval of the resolution set forth above and approval of the compensation of the Named Executive Officers for 2019 as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
General
This Compensation Discussion and Analysis (“CD&A”) discusses our 2019 executive officer compensation program. It describes our compensation philosophy; the objectives of the executive compensation program and policies in 2019; the elements of the compensation program; and how each element fits into our overall compensation philosophy. The Compensation Committee oversees the compensation paid to our executive officers, including under their employment agreements (described below).
INSW became a public company on November 30, 2016, when it was spun off from OSG (the “Spin-Off”). Following the Spin-Off, the Compensation Committee developed an independent set of policies and practices to support the Company’s compensation philosophy and strategy. Prior to the Spin-Off, INSW was a wholly-owned subsidiary of OSG, and its compensation policies were substantially the same as those of OSG.
The compensation of the executives who constitute INSW’s named executive officers (the “Named Executive Officers” or “NEOs”) is set out in the Summary Compensation Table following this CD&A. In 2019, our NEOs (all of whom were employees of INSW throughout the year) were as follows:
Incumbent	NEOs Position
Lois K. Zabrocky	President and Chief Executive Officer (“CEO”)
Jeffrey D. Pribor	Chief Financial Officer (“CFO”) Senior Vice President and Treasurer
James D. Small III	Chief Administrative Officer, Senior Vice President, General Counsel & Secretary
Derek G. Solon	Vice President (Chief Commercial Officer)
William F. Nugent	Vice President (Head of Ship Operations)
2019 Performance
We have a strong and measurable pay for performance philosophy. Accordingly, our operational and financial performance in fiscal years 2017, 2018 and 2019 were important factors in understanding our 2019 executive compensation. Please refer to “Who We Are – 2019 Performance Highlights” above for a summary of our recent achievements. We believe that 2019 was a transformative year for the Company, as described in our 2019 Annual Report (a copy of which you can obtain as described in “Other Matters” below).
Say-on-Pay Results
At INSW’s 2019 Annual Meeting, approximately 99.7% of the stockholders who voted on the say-on-pay proposal (excluding broker non-votes) voted in favor of INSW’s executive compensation program. In considering that result, the Compensation Committee acknowledges the support received from its stockholders and views the result as a confirmation of INSW’s existing executive compensation policies and decisions.
The Company holds an annual say-on-pay vote by its stockholders, which vote frequency was most recently approved by stockholders in 2017. The Company anticipates its next “say-when-on-pay” vote will be conducted at the 2023 Annual Meeting of Stockholders. The Compensation Committee will continue to engage with stockholders and will consider feedback from them, as well as the results from this year’s and future advisory votes on executive compensation, when evaluating INSW’s executive compensation program and policies.
Compensation Philosophy, Objectives and Practices
Compensation Philosophy and Objectives
The Company believes that a well-designed compensation program is a powerful tool to attract, motivate, retain and reward top executive and managerial talent. INSW further believes that the compensation program should align the interests of executives with those of stockholders in achieving and sustaining increases in stockholder value over both the short- and long-term.

The Company’s compensation program is structured to drive and support these goals, and is designed with the following objectives in mind:
COMPENSATION PROGRAM OBJECTIVES
Overall Objectives	•	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to our overall growth and success.

	•	Align the interests of our executives with those of our stockholders.

	•	Support the long-term retention of the Company’s executives to maximize opportunities for teamwork, continuity of management and overall effectiveness.

•
Compensate each executive competitively (1) within the marketplace for talent in which we operate; (2) based upon the scope and impact of his or her position as it relates to achieving our corporate goals and objectives; and (3) based on the potential of each executive to assume increasing responsibility within the Company.

	•	Discourage excessive and imprudent risk-taking.

	•	Structure the total compensation program to reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

Pay Mix Objectives	•
Provide a mix of both fixed and variable (“at-risk”) compensation, each of which has a different time horizon and payout form (cash and equity), to reward the achievement of annual and sustained, long-term performance.

Pay-For-Performance Objectives	•
Use our incentive compensation program and plans to align the interests of our executives with those of our stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value by:

		–	Ensuring our compensation programs are consistent with, and supportive of, our short-term and long-term strategic, operating and financial objectives.

–
Placing a significant portion of our executives’ compensation at risk, with payouts dependent on the achievement of both corporate and individual performance goals, which are set annually by the Compensation Committee.

		–	Encouraging balanced performance by employing a variety of performance measures to avoid over-emphasis on the short-term or any one metric.

–
Applying judgment and reasonable discretion in making compensation decisions to avoid relying solely on formulaic program design, taking into account both what has been accomplished and how it has been accomplished in light of the existing commercial environment.

Executive Compensation Practices
Our goal is to maintain an executive compensation program that is competitive, rooted in the principles of pay-for-performance and in conformance with best practices in executive compensation and corporate governance. To this end, the Compensation Committee routinely evaluates its practices and programs with respect to executive compensation to identify opportunities for improvement. The following table summarizes key features of our executive compensation program.
WHAT WE DO

Stock Ownership Guidelines	We maintain, and track progress against stock ownership guidelines for our executives and directors.

Anti-Hedging and Anti-Pledging Policies
We maintain policies and procedures for transactions in the Company’s securities that are designed to ensure compliance with all insider trading rules and that prohibit all hedging, pledging and short-selling of our stock by all officers and employees.

Compensation Recoupment (“Clawback”) Policy
All of our incentive compensation plans and the terms of our equity agreements provide that the Compensation Committee may seek reimbursement of incentives paid or equity-related proceeds provided to an executive officer if it is later determined that the executive officer engaged in misconduct, acted in a manner contrary to the Company’s interest or breached a non-competition agreement.

WHAT WE DO NOT DO

Excise Tax Gross-Ups	We do not provide for excise tax gross-ups.

Supplemental Executive Retirement Plans (“SERPs”)	We do not provide any SERPs, and our legacy SERP was frozen to new participants in November 2012.
Roles in Setting Executive Compensation
Role of the Compensation Committee
Structure of the Compensation Committee: In 2019, the Compensation Committee consisted of three members of the Board, each of whom qualified as “independent” under the NYSE listing standards and applicable independence standards under the 1934 Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the ‘‘Dodd-Frank Act”). Recognizing the importance of independent perspectives, the Compensation Committee regularly meets in executive session, without any members of management present.
Objectives of The Compensation Committee and the Decision-Making Process: The primary goals of the Compensation Committee are to establish the Company’s compensation philosophy and strategy and to ensure that the Company’s executives are compensated in a manner consistent with the articulated philosophy and strategy. The Compensation Committee takes many factors into account when making compensation decisions with respect to the NEOs and other senior executives, including the individual’s performance, tenure and experience; the ability of the individual to affect long-term growth and success; INSW’s overall performance; internal equity among the NEOs; and external, publicly available market data on competitive compensation practices and levels.
Role of Outside Advisors: The Compensation Committee has the authority to engage independent advisors to assist in carrying out its duties. The Compensation Committee has engaged Lyons, Benenson & Company Inc. (“LB&Co.”) as its independent compensation consultant to advise on executive and director compensation arrangements and related governance matters. Additionally, LB&Co. assisted management in the preparation of this Proxy Statement.

Compensation Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of LB&Co. did not raise any conflict of interest in 2019. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the 1934 Act.
Role of the CEO in Setting CEO and Other Executives’ Compensation
All decisions relating to the compensation of Ms. Zabrocky, INSW’s CEO, are made by the Compensation Committee without her or other members of management present. In making determinations regarding compensation for INSW’s other NEOs and other selected senior executives, the Compensation Committee generally considers the recommendations of the CEO (for all executives other than herself), and advice received from LB&Co. The CEO recommends the compensation levels for the other NEOs and for all others whose compensation is determined by the Compensation Committee. In making her recommendations, the CEO evaluates the performance of each executive, considers each executive’s compensation in relation to the other officers and executives (“internal equity”) and assesses retention risks. The CEO’s recommendations are subject to review by and, in some cases modification by, and ultimately approval of, the Compensation Committee or, when sufficiently material, the full Board.
All 2019 compensation decisions (including base salaries, annual and long-term incentive target percentages and annual and long-term incentive performance measures and goals) were made under the auspices of the Compensation Committee. Additionally, the Compensation Committee was responsible for the review and certification of the 2019 performance results that determined the annual and long-term incentive payouts for the NEOs.
Consideration of Compensation Peer Group
The Compensation Committee examines the executive compensation of a group of peer companies to stay current with market pay practices and trends, and to understand the competitiveness of our total compensation and its various elements. In general, we strive for total compensation to be competitive with a select group of companies that the Compensation Committee believes to be an appropriate compensation reference group (the “Peer Group”). The Compensation Committee reviews the Peer Group at least annually to affirm that it is comprised of companies that are similar to us in terms of industry focus and scope of operations, size (based on revenues and market capitalization), and the competitive marketplace for talent.
While the Compensation Committee believes the data derived from any peer group is helpful, it also recognizes that benchmarking is not necessarily definitive in every case. Furthermore, the Peer Group is limited to those companies for which executive compensation data is publicly available, which necessarily eliminates some of INSW’s closest competitors that are privately held and/or incorporated in jurisdictions that do not require public disclosure of executive compensation. The Compensation Committee, therefore, uses the information from the Peer Group for informational and analytical purposes, but does not make compensation decisions based solely on this market data. With this in mind, INSW augments the Peer Group data with publicly-available survey data, and uses all compensation data in conjunction with annual assessments of corporate and individual performance to make recommendations and decisions on the compensation arrangements applicable to the Company’s NEOs.

2019 Peer Group. The Peer Group for 2019 consisted of 12 publicly traded oil, shipping and transportation companies, with a significant international focus. For the 2018 fiscal year the total revenues of this group ranged between $159 million and just under $3 billion, with median revenues of approximately $503 million. For the 2019 fiscal year, the total revenues of this group ranged between $158 million and $2.8 billion, with median revenues of some $667.5 million. The following 12 companies comprised the 2019 Peer Group:
DHT Holdings, Inc.	Kirby Corporation
Dorian LPG Ltd.	Martin Midstream Partners, L.P.
Eagle Bulk Shipping Inc.	Matson, Inc.
Euronav NV	SEACOR Holdings Inc.
Genco Shipping & Trading Limited	SEACOR Marine Holdings Inc.
Genesis Energy, L.P.	Tidewater Inc.
2020 Peer Group. At the end of 2019, a decision was made to reassess the Peer Group for 2020. For 2020, the Compensation Committee approved a revised Peer Group consisting of 11 publicly traded oil, shipping and maritime offshore companies, again, with a significant international focus, with total revenues for 2019 between approximately $158 million and $2.8 billion, and median revenues of approximately $535 million. The 2020 Peer Group differs from the 2019 Peer Group in that Diamond S Shipping Inc. was added and Genesis Energy, L.P. and Martin Midstream Partners, L.P. were removed.
Elements of the 2019 Executive Officer Compensation Program
The Compensation Committee reviews each element of compensation annually to ensure it aligns with our compensation philosophy and objectives, as well as to assess INSW’s executive compensation program and levels relative to the competitive landscape. The executive compensation program consists of the following:
•	Base salary
•	Annual cash incentive compensation
•	Long-term (equity) incentive compensation
•	Severance arrangements through employment agreements
•	Retirement benefits generally available to all employees
•	Welfare and similar benefits (e.g., medical, dental, disability and life insurance)
INSW seeks to provide competitive “fixed” compensation in the form of base salary while emphasizing a pay-for-performance culture in which we place a larger portion of total compensation “at-risk” in the form of annual performance-based cash incentives (which will only be paid if INSW achieves specified performance goals) and long-term equity incentives (which vest over a multi-year period and, in certain cases, also depend on the achievement of specific performance goals).
Base Salary
We strive to pay base salaries that are market competitive to attract talented executives and to provide a secure fixed level of compensation to our executives and managers. The Compensation Committee reviews the base salaries of the executive officers and compares them to the salaries of senior management among the Peer Group companies, bearing in mind that total estimated direct compensation opportunity is the principal comparative measure of the competitiveness of our program. Based on its own experience and that comparison, the Compensation Committee determines whether the NEO salaries, taken together with other elements of compensation, are at levels sufficient to attract, motivate and retain the executives who are essential to leading the Company and driving stockholder value.
Annual adjustments in base salary, if any, consider individual performance, prior experience, position duties and responsibilities, internal equity and external market practices. The Compensation Committee generally relies on the CEO’s evaluation of each NEO’s performance (other than her own) in deciding whether to recommend and/or approve merit increases for any NEOs in a given year. In those instances where the duties and responsibilities of a NEO change, the CEO may recommend any adjustments believed to be warranted, and the Compensation Committee will consider all the factors enumerated above in determining whether to approve any such changes.
With respect to those employees who were NEOs in 2019, increases in base salary from 2018 to 2019 for Ms. Zabrocky and Messrs. Pribor, Solon and Nugent were 2.5%, 11.1%, 5.1% and 9.7%, respectively. Mr. Small did not receive an increase in his base salary in 2019. The following table summarizes 2019 base salaries for our NEOs.
Name	Position	2019 Salary
Lois K. Zabrocky	President and Chief Executive Officer	$615,000
Jeffrey D. Pribor	Chief Financial Officer, Senior Vice President and Treasurer	$500,000
James D. Small III	Chief Administrative Officer, Senior Vice President, General Counsel & Secretary	$475,000
Derek G. Solon	Vice President (Chief Commercial Officer)	$300,000
William F. Nugent	Vice President (Head of Ship Operations)	$300,000
2019 Annual (Cash) Incentive Plan
Pursuant to the Company’s currently effective Management Incentive Compensation Plan (the “MICP”), NEOs are eligible to receive annual cash incentives based upon the achievement of specified annual performance goals, which are established and approved by the Compensation Committee during the first quarter of the performance year. Our annual cash incentive plan, which for the NEOs generally reflects the terms of the annual cash incentive plan available to all employees, is intended to focus our NEOs on our critical, short-term financial and operational goals. As in past years, the financial performance measure for 2019 was earnings from shipping operations (“ESO”). ESO is a non-GAAP measure defined as income from vessel operations before depreciation and amortization and gains and losses from vessel sales (including impairments) reduced by payments for drydockings and vessel expenditures, which we use for compensation purposes. ESO for INSW was income of $73.5 million in 2019. The NEO awards were also based on quantifiable measures of our performance in corporate metrics, business/operational metrics (including safety) and individual factors.
For 2019, the annual incentive target for Ms. Zabrocky was 115% of her base salary; the annual incentive targets for Messrs. Pribor and Small were 100% of their respective base salaries and the annual incentive targets for Messrs. Solon and Nugent were 70% of their respective base salaries. Based on the weighting described below, the potential actual incentive payout range for Ms. Zabrocky and Messrs. Pribor and Small was 0% to 142% of target, while for Messrs. Solon and Nugent the range was 0% to 137%.
NEOs have different weights ascribed to their Company ESO, business/operational and individual goals, each of which is a component of the payout calculation. The specific weights were established based on the scope of each NEO’s role and their respective abilities to affect the results, and were ultimately recommended by the CEO and approved by the Compensation Committee. The following table sets forth the weights by component and NEO.
Individual	Company ESO	Business/ Operational Metrics	Individual Performance Goals
Ms. Zabrocky	60%	15%	25%
Messrs. Pribor and Small	60%	10%	30%
Messrs. Solon and Nugent	33.3%	33.3%	33.4%
For 2019, each goal was assessed on an achievement scale of between 70% and 130%, with 100% reflecting target level, 130% being the maximum level, and a score of 0% given for achievement below 70%.
•	For ESO achievement, the performance factor (i.e. payout) can range from 0% to a maximum of 150% (corresponding with a 130% ESO achievement level, as detailed below).

•	For the business/operational metrics and individual performance, the payout can range from 0% to a maximum of 130% (corresponding with actual achievement level).
•
If the achievement level for ESO or business/operational metrics is below 70%, the performance factor (payout) for those measures is zero, resulting in no bonus being payable in respect of those measures.

•	If the individual performance achievement level for any NEO is below 70%, it would result in no bonus being payable to that individual.
The formulas to determine each NEO’s actual annual cash incentive award for 2019 are as follows:
Chief Executive Officer (Zabrocky)
the sum of
Base Salary × Target Incentive% ×	(60% × Performance Factor for Company ESO 0-150%) + (15% × Performance Factor for Business/Operational Metrics 0-130%) + (25% × Performance Factor for Individual 0-130%)	=	Annual Cash Incentive Payout
Chief Financial Officer and Chief Administrative Officer (Pribor and Small)
the sum of
Base Salary × Target Incentive % ×	(60% × Performance Factor for Company ESO 0-150%) + (10% × Performance Factor for Business/Operational Metrics 0-130%) + (30% × Performance Factor for Individual 0-130%)	=	Annual Cash Incentive Payout
Other Participants: Vice Presidents (Solon and Nugent)
the sum of
Base Salary × Target Incentive % ×	(33.3% × Performance Factor for Company ESO 0-150%) + (33.3% × Performance Factor for Business/Operational Metrics 0-130%) + (33.4% × Performance Factor for Individual 0-130%)	=	Annual Cash Incentive Payout
2019 Company ESO Goal. For 2019, the table below sets forth the ESO performance thresholds at INSW and the corresponding amounts that would be earned (expressed as percentages of target) by the NEOs at each level of achievement.
($ Thousands)		ESO Threshold
Performance Factor (Payout As a % of Target)	% Achievement	2019
50.0%	70%	(58,082)
58.4%	75%	(42,755)
66.7%	80%	(27,428)
75.0%	85%	(12,101)
83.3%	90%	3,226
91.7%	95%	18,553
100.0%	100%	33,880
108.4%	105%	49,207
116.7%	110%	64,534
125.0%	115%	79,861
133.3%	120%	95,188
141.7%	125%	110,515
150.0%	130%	125,842

In 2019, the ESO result was $73.5 million which corresponded to a performance factor of 116.7%.
INSW Business/Operational Metrics. For 2019, the INSW business and operational metrics were weighted equally.
The business metrics related to (a) the time charter equivalent (“TCE”) performance of INSW’s VLCCs, Aframaxes, Suezmaxes, Panamaxes and MRs TCE compared with spot TCE rates of competitors or market spot TCE rates published by a third party maritime research service for Panamaxes; and (b) minimizing the discount received on the Company’s older VLCCs compared with the TCE achieved on its more modern units.
The operational metrics included (a) achieving or doing better than INSW vessel operating budget; (b) time not earning (technical) — a metric that measures operational availability; (c) total recordable case frequency — a metric that tracks safety within the fleet; (d) vetting observations — a metric that indicates acceptability of our fleet to our customers; and (e) vessel visits — number of visits to a vessel by shoreside staff, a metric that indicates corporate culture and “tone at the top.” The Company also, for the first time, tracked (but did not include a score for) an environmental performance metric; that metric will be included in the 2020 operational metric score.
The overall INSW performance score for business/operational metrics for 2019 was 111%.
Individual Performance Goals. Each of our NEOs also had individual performance goals established by the Compensation Committee. The individual goals for 2019 covered a broad range of performance indicators that included, among others, the following (although not all goals listed below applied to all NEOs):
•	Assessing, negotiating and completing the sale of INSW’s interest in the LNG JV;
•	Developing and executing business strategy;
•	Achieving revenue, operating expenses and general & administrative expense targets;
•	Enhancing lines of communication with key customers and investors;
•	Evaluating strategic alternatives;
•	Evaluating capital allocation choices and balance sheet recapitalization;
•	Further establishing and executing ESG initiatives, including the Company’s “get to green” initiative;
•	Reviewing and identifying operational risks and performing risk assessments; and
•
Assessing and engaging in special projects, including additional fleet renewal assessments, business development, scrubber technology rollout, capital management, management development and financial strategy and reporting.

After the 2019 performance year, the Compensation Committee assessed the level of achievement of our NEOs relative to their respective individual performance goals. Following this assessment, it was determined that Ms. Zabrocky and Messrs. Pribor, Small, Solon and Nugent achieved their individual goals above target levels.
2019 Actual Annual Incentive Paid. Based on the foregoing, the NEOs received the following annual cash incentive awards for 2019: Ms. Zabrocky – $813,833; Mr. Pribor – $577,800; Mr. Small – $549,195; Mr. Solon – $238,040; and Mr. Nugent – $237,773.
Equity-Based Compensation
INSW’s equity-based compensation program is intended to align the interests of its executives with those of its stockholders, and to focus executives on achieving long-term performance objectives aligned with the Company’s business strategy, thereby establishing a direct relationship between compensation, long-term operating performance and sustained increases in stockholder value. The MICP and a similar currently effective plan applicable to the long-term equity compensation for non-employee directors (the “Prior Director Plan”) became effective in December 2016. The MICP provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, performance units, performance shares and other performance awards, restricted stock units and restricted stock, and other awards valued in whole or in part by reference to, or otherwise based on, INSW stock. The primary purpose of the MICP and the Prior Director Plan is to facilitate the grant of equity and cash incentives to employees (including our NEOs) and equity compensation to non-employee directors of the Company, and to enable the Company to obtain and retain the services of these individuals, which is essential to our long-term success. INSW initially reserved 2,000,000 shares for issuance under the MICP and 400,000 shares for issuance under the Prior Director Plan, which included shares reserved in respect of certain equity awards issued prior to the Spin-Off under equivalent plans maintained by OSG and inherited by the Company in the Spin-Off. The MICP contains an anti-dilution provision whereby in the event of certain corporate changes in the Company, outstanding awards may be adjusted, as appropriate, to prevent dilution or enlargement of rights.
Consistent with our practices and in each case pursuant to the terms of the MICP, equity awards may be granted from time to time to motivate and retain executives and other key managers and employees and to align their interests with stockholders.
2019 Awards. In April 2019, the Compensation Committee approved the following long-term incentive award date values for Ms. Zabrocky and Messrs. Pribor, Small, Solon and Nugent:
Incumbent	Total Grant Date Value	Stock Options	Time-Based RSUs	Performance- Based RSUs
Lois K. Zabrocky	$1,230,000	$410,000	$410,000	$410,000
Jeffrey D. Pribor	$750,000	$250,000	$250,000	$250,000
James D. Small III	$593,750	$197,916	$197,916	$197,916
Derek G. Solon	$300,000	$100,000	$100,000	$100,000
William F. Nugent	$300,000	$100,000	$100,000	$100,000
The time-based restricted stock units (“RSUs”) and stock options vest and become exercisable in equal amounts on the first, second and third anniversaries of the grant date of April 5, 2019. The 2019 performance-based restricted stock units (“PRSUs”) awards vest as follows: (i) one-half of the target PRSUs vest on December 31, 2021, subject to INSW’s three-year Return on Invested Capital (“ROIC”) performance; and (ii) one-half of the target PRSUs vest on December 31, 2021, subject to INSW’s three-year total shareholder return (“TSR”) performance relative to that of a performance peer group. Vesting is subject in each case to the Compensation Committee’s certification of achievement of the performance targets no later than March 15, 2022.
The funding formulas applicable to the PRSUs granted in April 2019 are as follows:
•	The cumulative target ROIC for the three-year period is 3.72% (with a minimum threshold for 50% achievement of 0.72% and a maximum threshold for 150% achievement of 6.72%).
•
TSR performance is described in the following table. If the absolute value of three-year TSR is negative, then the payout for the TSR component of the PRSUs is capped at 100%; this was a newly added provision in 2019.

TSR	Threshold	Target	Maximum
Performance Achievement	25th Percentile	50th Percentile	90th Percentile
Payout	50%	100%	150%
Upon termination of employment for any reason, all unvested PRSUs will be forfeited unless the NEO’s respective employment agreement provides otherwise.
For the initial award of performance-based RSUs granted on March 29, 2017 to Mr. Pribor, the Compensation Committee reserved the right to choose different performance measures and targets applicable to the performance-based RSUs before March 31 of each year (2017, 2018 and 2019) and for 2019 determined that the performance measure would be ROIC with a target ROIC of 2.83% for the year ending December 31, 2019 (with a minimum threshold for 50% achievement of -0.17% and a maximum threshold for 150% achievement of 5.83%). For 2019, the actual ROIC result was 4.37% resulting in achievement of 126% for Mr. Pribor. Therefore, for Mr. Pribor the performance-based RSUs awarded vested at the appropriate percentage upon certification of this result which occurred in 2020. The grant date value of the 2019 tranche of the 2017 PRSU grant value for Mr. Pribor was $204,489.
In addition, in December 2019, the Compensation Committee approved long-term incentive awards for Ms. Zabrocky and Messrs. Pribor, Small, Solon and Nugent, as well as a number of other employees of the Company, in connection with the successful completion of the sale of INSW’s interest in the LNG JV. Ms. Zabrocky and Messrs. Pribor and Small each received RSUs in the amount of $119,989 and Messrs. Solon and Nugent each received RSUs in the amount of $169,998. The RSUs granted in December 2019 will vest on the first anniversary of the grant date.
2020 Plans. In April 2020, the Company adopted a new Management Incentive Compensation Plan (the “2020 Management Plan”) and a new non-employee director equity compensation plan (the “2020 Director Plan” and, together with the 2020 Management Plan, the “2020 Plans”). The Company has submitted the 2020 Plans for shareholder ratification and approval pursuant to this Proxy Statement. Please refer to Proposal No. 4 (Ratification and Approval of the International Seaways, Inc. 2020 Non-Employee Director Incentive Compensation Plan) and Proposal No. 5 (Ratification and Approval of the International Seaways, Inc. 2020 Employee Incentive Compensation Plan) further below in this Proxy Statement. Certain features of the existing MICP and Prior Director Plan were revised in the 2020 Plans, and the features of the new plans are detailed in those proposals.
2020 Compensation Decisions
Base Salary Decision:
On April 2, 2020, base salaries were increased for Ms. Zabrocky (from $615,000 to $675,000), Mr. Pribor (from $500,000 to $510,000), Mr. Small (from $475,000 to $485,000), Mr. Solon (from $300,000 to $320,000), and Mr. Nugent (from $300,000 to $320,000), in each case retroactive to January 1, 2020. The NEOs earn annualized base salaries that are commensurate with their positions as named executive officers of a public company and which will provide a steady source of income sufficient to permit these officers to focus their time and attention on their work duties and responsibilities.
Annual Incentive Decisions
The design of INSW's 2020 annual cash incentive plan is generally consistent with INSW's 2019 annual cash incentive plan, with two significant changes. The first change is that a failure to achieve the minimum threshold for the Company’s ESO target will result in payouts attributable to Operational/Business Metrics being capped at target and payouts for individual goals being capped at threshold. The second is that any person what has an individual goal achievement below threshold will no longer “zero out” his or her full cash bonus for the year, but will instead zero out only the bonus attributable to achievement of those goals, while the ESO target and Operational/Business Metric goals will continue to pay out pursuant to the formula described above to reflect the actual results achieved. In 2020, pursuant to the terms of their employment agreements with the Company, as amended, Ms. Zabrocky will have a target annual incentive equal to 125% of base salary (increased from 115% in 2019), and Messrs. Pribor and Small will each continue to have a target annual incentive equal to 100% of their base salaries. In addition, Messrs. Solon and Nugent will each have a target annual incentive equal to 85% of base salary (increased from 70% in 2019 in each case).
Long-Term Equity Awards Decisions:
On April 2, 2020, the Compensation Committee awarded each of the NEOs equity grants with a fair value as of the grant date of approximately (1) for Ms. Zabrocky, 250% of her base salary (an increase from 200%); (2) for Mr. Pribor, 150% of his base salary; (3) for Mr. Small, 125% of his base salary; and (4) Messrs. Solon and Nugent, 100% of their respective base salaries. These equity grants were divided equally among time-based RSUs, stock options and PRSUs. Certain of the PRSU grants remain subject to ratification by the Company’s stockholders within twelve months after the grant date.
Ms. Zabrocky, as President and CEO, does not receive additional compensation for services as a director of the Company.

Employment Agreements with the NEOs
Employees of INSW Classified as NEOs for 2019
INSW has employment agreements with Ms. Zabrocky and Messrs. Pribor and Small. Under the terms of those agreements, Ms. Zabrocky and Messrs. Pribor and Small are entitled to certain compensation arrangements and severance benefits as detailed in the paragraphs below. Although Messrs. Solon and Nugent do not have formal contractual employment agreements with INSW, they are also entitled to certain compensation arrangements and severance benefits. In addition, each NEO (whether or not his or her employment relationship with INSW is governed by a formal contractual employment agreement) is entitled to vacation in accordance with INSW policy, and each of them participates in medical, dental, and life insurance, as well as retirement and other benefit plans as may be in effect from time to time. Each of the employment agreements also provides for the possibility of annual equity grants at the discretion of the Board upon recommendation from the Compensation Committee.
Under the terms of the employment agreements for Ms. Zabrocky and Messrs. Pribor and Small, if an executive’s employment is terminated by INSW for any reason or terminated voluntarily by the executive, he or she is entitled to the following payments (“Accrued Payments”):
•	any earned, unpaid base salary through the date of termination;
•	any earned, unpaid annual bonus applicable to the performance year prior to the termination;
•	payment for any accrued, but unused vacation through the date of termination; and
•	reimbursement of any business expenses not reimbursed as of the date of termination.
If any such executive’s employment is terminated by reason of death or permanent disability, INSW will pay the Accrued Payments to the executive or the executive’s estate, and INSW will vest any non-performance-based equity previously granted to the executive that has not yet vested.
The following table summarizes certain terms of the Company’s employment agreements with Ms. Zabrocky and Messrs. Pribor and Small as in effect on December 31, 2019 and describing amendments to those agreements made during 2019 and 2020:
Name and Current Position	Date of Original Agreement	Base Salary at 12/31/19	Bonus Target at 12/31/19	Additional Terms / Amendments to Employment Agreements in 2019 and 2020
Lois K. Zabrocky President and CEO	9/29/14 (originally entered into with OSG; assumed in Spin-Off)	$615,000 (increasing to $675,000 for 2020)	115% (increasing to 125% for 2020)	•	Severance benefits in the event of termination without cause or resignation with good reason include:
○ salary continuation for 24 months
○ a lump sum payment of $1,049,999
○
accelerated vesting of all outstanding and unvested options, RSUs and other equity-based grants or cash in lieu of grants that in all cases are not performance-based upon a termination without cause, for good reason, by death or disability

				•	Equity grant target set at 200% of base salary for 2019, and increased to 250% of base salary for 2020
				•	Amended on April 5, 2019 to increase base salary and target bonus for 2019 to $615,000 (from $600,000) and 115% of base salary (from 100%), respectively
				•	Amended as of April 2, 2020 to increase base salary and target bonus for 2020 to $675,000 and 125% of base salary, respectively

Name and Current Position	Date of Original Agreement	Base Salary at 12/31/19	Bonus Target at 12/31/19	Additional Terms / Amendments to Employment Agreements in 2019 and 2020
Jeffrey D. Pribor Senior Vice President, CFO and Treasurer	11/9/16	$500,000 (increasing to $510,000 for 2020)	100%	•	Severance benefits in the event of termination without cause or resignation with good reason include:
					○	12 months’ continuation of annual base salary plus Target Bonus (18 months’ in the event of a change in control)
					○	a lump sum payment of a pro rata portion of his annual bonus based on actual achievement
					○	accelerated vesting of the outstanding time-based awards that would have vested on the next regularly scheduled vesting date following the termination date
					○	pro-rated vesting of all performance-based RSUs and other equity-based grants, to the extent the applicable performance goals are achieved
				•	Equity grant target set at 150% of base salary for 2019 and 2020
				•	Amended on April 5, 2019 to increase base salary and target bonus for 2019 to $500,000 (from $450,000)
				•	Amended as of April 2, 2020 to increase base salary for 2020 to $510,000
James D. Small III Senior Vice President, Chief Administrative Officer, Secretary & General Counsel	2/13/15 (originally entered into with OSG; assumed in Spin-Off)	$475,000 (increasing to $485,000 for 2020)	100%	•	Severance benefits in the event of termination without cause or resignation with good reason include:
					○	salary continuation for 24 months
					○	a lump sum payment of $950,000
					○	accelerated vesting of all outstanding and unvested time-based options, RSUs and other equity-based grants upon a termination without cause, for good reason, by death or disability
				•	Equity grant target set at 125% of base salary for 2019 and 2020
				•	Amended as of April 2, 2020 to increase base salary and target bonus for 2020 to $485,000
The Company has entered into its standard offer letter with Messrs. Solon and Nugent, except that each of Messrs. Solon and Nugent have an additional letter providing for their years of service to be treated as 26 years of service solely with regard to the terms of the INSW severance plan and the specific terms as described in their equity grant letters. On April 5, 2019, each of their annual base salaries was increased to $300,000. On April 2, 2020, each of their annual base salaries was increased to $320,000 from $300,000 and each of their target bonuses increased to 85% from 70% of base salary.
Additional Information
Benefits
In general, INSW provides benefits to its employees that we believe are important to maintaining a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net for protection against the financial concerns and catastrophes that can result from illness, disability or death.

INSW provides a tax-qualified defined contribution employee benefit plan to employees, which for 2020 is the EngagePEO Retirement Savings Plan (the “Savings Plan”). Under the Savings Plan eligible employees may contribute, on a pre-tax basis, an amount up to the limit imposed by and the Internal Revenue Code of 1986, as amended (the “Code”). Under the Savings Plan, INSW will match 100% of the first 6% of a participant’s pre-tax contribution (up to the Code limit) which for 2019 was $16,800.
INSW does not currently have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, other than the Savings Plan and the INSW SERP (as described in the following paragraph). INSW also assumed OSG’s obligations under the retiree medical plan with respect to those OSG employees who continued to work for INSW after the Spin-Off.
In December 2017, INSW formally adopted the INSW Supplemental Executive Retirement Plan (“INSW SERP”), pursuant to which INSW formally documented its assumption of existing obligations under OSG’s Supplemental Executive Retirement Plan (the “OSG SERP”), which were assumed in connection with the Spin-Off. INSW employees who participated in the OSG SERP prior to the Spin-Off (including Ms. Zabrocky) now participate in the INSW SERP, which is frozen to new contributions and pays interest on assumed obligations at an annual rate of 2.98%.
Risk Mitigation
As previously discussed, the Compensation Committee believes a significant portion of the NEOs’ total compensation should be variable and “at risk,” based upon Company ESO achievement, business/operational metrics and individual performance. To accomplish this, the Compensation Committee uses a balanced weighting of performance measures and metrics in its incentive compensation programs (i) to promote the achievement of its annual operating plan and long-term business strategy; (ii) to build long-term stockholder value; and (iii) to discourage excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.
To further ensure the Company mitigates excessive risk taking, INSW maintains:
•	policies prohibiting insider trading, hedging and pledging of its securities by non-employee directors and executives;
•	an incentive compensation recoupment, or “clawback,” policy for executives; and
•	stock ownership guidelines applicable to, among others, non-employee directors and executives of the Company.
Hedging, Pledging and Insider Trading. INSW’s insider trading policy prohibits its directors and employees from hedging their ownership of its securities, including investing in options, puts, calls, short sales, futures contracts or other derivative instruments relating to its securities or pledging securities directly owned by them, regardless of whether such directors and employees have material nonpublic information about INSW. The policy also prohibits INSW directors and employees from purchasing or selling its securities while in possession of material nonpublic information or otherwise using such information for their personal benefit. Directors and employees are permitted to enter into trading plans under Rule 10b5-1 under the 1934 Act. With the approval of INSW’s General Counsel, a 10b5-1 Plan may be entered into during a time when the equity participant is not in possession of material, non-public information. These plans are intended to aid the equity participants in diversifying their portfolios without violating federal securities laws.
Incentive Compensation Recoupment Policy for Executive Officers. INSW’s Incentive Compensation Recoupment Policy (or “clawback policy”) generally provides that if an executive officer, including any NEO, receives cash or equity-based incentive compensation based on the achievement of a performance metric and the Board commenced action to restate the calculation of such performance metric within five fiscal years due to a material misstatement or inaccuracy, INSW may require such executive officer to repay all or a portion of the amounts of such incentive compensation that the Board in good faith determines would not have been payable if not for the material misstatement or inaccuracy. The five-year look back limitation does not apply where the Board determines that the executive officer’s fraud, misconduct, negligence or other knowing actual involvement was a contributing factor to the need for the restatement. The Compensation Committee is monitoring the proposed regulations under the Dodd-Frank Act relating to incentive compensation recoupment and will amend the policy to the extent necessary to comply with the Dodd-Frank Act.
Stock Ownership Guidelines. INSW encourages stock ownership by its executives and non-employee directors in order to align their interests with the long-term interests of its stockholders. INSW has adopted stock ownership guidelines for non-employee directors and executive officers of the Company. As measured on January 1 of each fiscal year, each non-employee director and officer of the Company (including the NEOs) is expected to own a number of shares of INSW common stock priced at the closing price on the last trading day of the prior fiscal year equal to a specified multiple of his or her salary (or, in the case of the independent, non-employee members of the Board, a multiple of his or her annual cash retainer) as follows:
•	President and CEO — 5 × base salary
•	Senior Vice Presidents — 2 × base salary
•	Vice Presidents — 1 × base salary
•	Independent Non-Employee Directors — 3 × annual board service cash retainer
NEOs and independent, non-employee directors are afforded five years from the later of (1) the adoption of the ownership guidelines following the Spin-Off and (2) the time they first received an equity grant from INSW to achieve these ownership guidelines. For purposes of satisfying the guidelines, shares of common stock deemed to be owned include (a) stock owned outright by the incumbent, his or her spouse and minor children; (b) vested time-based restricted stock or RSUs; (c) vested PRSUs where the performance criteria have been satisfied; (d) vested in-the-money stock options (counted based on the number of shares underlying such in-the-money options); and (e) shares of stock held for the incumbents’ benefit in any pension or 401(k) plan. Unvested time-based RSUs and PRSUs do not count towards satisfying the guidelines. INSW has only recently become a public company, and its directors and executive officers have made progress towards meeting these goals since the Spin-Off.
Report of the Compensation Committee
The Compensation Committee, comprised entirely of independent directors (as defined under U.S. securities laws, NYSE listing standards and applicable guidelines under the Code), has reviewed the CD&A included in this Proxy Statement and discussed that CD&A with management. Based on its review and discussion with management, the Compensation Committee approved the CD&A and recommended to the INSW Board of Directors that the CD&A be included in this Proxy Statement.
Compensation Committee:

Timothy J. Bernlohr, Chairman
Randee E. Day
Ty E. Wallach

April 29, 2020
In accordance with the rules of the SEC, the report of the Compensation Committee does not constitute “soliciting material” and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933, as amended (the “1933 Act”), or the 1934 Act.

SUMMARY COMPENSATION DATA
Summary Compensation Table
The following Summary Compensation Table includes individual compensation information for services in all capacities for the Company received by the individuals identified as NEOs of the Company.
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Lois Zabrocky President and Chief Executive Officer	2019	$614,942	$—	$939,989	$410,000	$813,833	$—	$37,153	$2,815,917
	2018	$600,000	$—	$800,000	$399,997	$567,720	$—	$36,899	$2,404,616
	2017	$525,000	$—	$394,669	$174,993	$554,439	$—	$36,465	$1,685,566

Jeffrey D. Pribor Senior Vice President, Chief Financial Officer and Treasurer	2019	$499,808	$—	$619,989	$250,000	$577,800	$—	$31,952	$1,979,549
	2018	$450,000	$—	$657,460	$225,000	$426,645	$—	$24,666	$1,783,771
	2017	$450,000	$—	$1,300,000	$798,648	$476,321	$—	$24,532	$3,049,501

James D. Small III Senior Vice President, Chief Administrative Officer, Secretary and General Counsel	2019	$475,000	$—	$515,822	$197,917	$549,195	$—	$26,221	$1,764,155
	2018	$475,000	$—	$316,665	$158,335	$448,153	$—	$26,000	$1,424,153
	2017	$475,000	$—	$428,348	$158,335	$490,556	$—	$25,556	$1,577,795

Derek G. Solon Vice President and Chief Commercial Officer	2019	$299,944	$—	$369,998	$100,000	$238,040	$—	$37,153	$1,045,135
	2018	$285,475	$—	$190,317	$95,153	$206,257	$—	$36,899	$814,101
	2017	$277,160	$—	$129,341	$64,665	$208,279	$—	$36,465	$715,910

William F. Nugent VP & Head of International Fleet Operations	2019	$299,898	$—	$369,998	$100,000	$237,773	$—	$37,153	$1,044,742
	2018	$273,500	$—	$182,333	$91,164	$196,569	$—	$36,899	$780,465
	2017	$260,337	$—	$121,491	$60,747	$194,785	$—	$35,932	$673,292
(1)	The salary amounts reflect the actual salary received during the year, including amounts contributed by such individuals to the INSW Savings Plan.
(2)
These amounts represent the aggregate grant date value of equity awards granted in the specified fiscal year. On April 5, 2019, Ms. Zabrocky, Messrs. Pribor, Small, Solon and Nugent received time-based equity awards. One-third of these awards vests on each of the first, second and third anniversaries of the award. Additionally, on December 11, 2019, Ms. Zabrocky, Messrs. Pribor, Small, Solon and Nugent received time-based equity awards. All of these December 2019 awards vest on the first anniversary of the award. Ms. Zabrocky and Messrs. Pribor, Small, Solon and Nugent received stock option awards on April 5, 2019. One third of each stock option award vests and becomes exercisable on each of the first, second and third anniversaries of April 5, 2019.

(3)
Ms. Zabrocky and Messrs. Pribor, Small, Solon and Nugent received PRSU grants on April 5, 2019. The performance awards vest in full on December 31, 2021, subject to the Compensation Committee’s certification of achievement of the performance measures and targets. Settlement of the PRSUs may be either in shares of common stock or cash, as determined by the Compensation Committee in its discretion, and shall occur as soon as practicable following the Compensation Committee’s certification of the achievement of the applicable performance measures and targets for 2021 and in any event no later than March 15, 2022. The number of PRSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets with the maximum number of PRSUs vesting equivalent to 150% of the PRSUs awarded. The 2019 amounts in this column represent the aggregate grant date fair value of the PRSU award at target, calculated in accordance with accounting guidance, as follows: Ms. Zabrocky — $410,000, Mr. Pribor — $250,000, Mr. Small — $197,917, Mr. Solon — $100,000 and Mr. Nugent — $100,000. Additionally, as part of his initial grant, Mr. Pribor also received a PRSU grant on March 29, 2017 with one-third of the performance award vesting on each anniversary of December 31, 2016 subject in each case to the Compensation Committee’s certification of the performance measures and targets no later than each March 31st following the respective date of vesting. Settlement of the vested PRSUs may be in either shares of common stock or cash, as determined by the Compensation Committee in its discretion, and shall occur as soon as practicable following the Committee’s certification of the achievement of the applicable performance measures and targets for 2019 and in any event no later than March 31, 2020. The number of PRSUs, shall be subject to an increase or decrease depending on performance against the applicable performance measures and goals with the maximum number of PRSUs vesting equivalent to 150% of the PRSUs awarded. Since performance targets are set annually each tranche of the award is considered to be a separate grant for accounting purposes. For accounting purposes, the amount of $204,489 represents the aggregate grant date fair value of the 2019 tranche of such PRSU award at target, calculated in accordance with accounting guidance.
(4)
The amounts in this column for 2019, 2018 and 2017 reflect the amounts paid in 2020, 2019 and 2018 under the Company’s Cash Incentive Compensation Plan for performance in 2019, 2018, and 2017, respectively.

(5)	See the “All Other Compensation Table” below for additional information.
All Other Compensation Table
The following table describes each component of the All Other Compensation column for 2019 in the Summary Compensation Table.
Name	Savings Plan Matching Contribution(1)	Qualified Defined Contribution Plan	Life Insurance Premiums(2)	Other(3)	Total
Lois K. Zabrocky	$16,800	$—	$1,158	$19,195	$37,153
Jeffrey D. Pribor	$16,800	$—	$1,158	$13,994	$31,952
James D. Small III	$16,800	$—	$1,158	$8,263	$26,221
Derek G. Solon	$16,800	$—	$1,158	$19,195	$37,153
William F. Nugent	$16,800	$—	$1,158	$19,195	$37,153

(1)	Constitutes INSW’s matching contributions under the INSW Savings Plan.
(2)	Life insurance premiums represent the cost of term life insurance paid on behalf of the NEO.
(3)
Includes the following amounts for each NEO under plans and arrangements generally maintained by us for all employees (other than “umbrella” liability insurance coverage): (a) medical and dental coverage premiums of $16,662 for Ms. Zabrocky, Messrs. Pribor, $11,461, Small, $5,730, Solon, $16,662, Nugent, $16,662, (b) long-term and short-term disability plan premiums for each NEO of $735; and (c) a premium for excess liability insurance coverage for each NEO of $1,798.

Grants of Plan-Based Awards
This following table lists the INSW equity and non-equity awards made in fiscal year 2019 to the NEOs granted under the MICP, which included one-time awards in conjunction with the sale of the LNG JV in 2019.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Stock Units(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Lois K. Zabrocky	4/5/2019	$353,625	$707,250	$1,060,875	11,911	23,822	35,733	23,823	51,314	$17.21	$1,223,656
	12/11/2019							4,338			119,989
Jeffrey D. Pribor	4/5/2019	$250,000	$500,000	$750,000	7,263	14,526	21,789	14,526	31,289	$17.21	$950,624
	12/11/2019							4,338			119,989
James D. Small III	4/5/2019	$237,500	$475,000	$712,500	5,750	11,500	17,250	11,500	24,771	$17.21	$590,703
	12/11/2019							4,338			119,989
Derek G. Solon	4/5/2019	$105,000	$210,000	$315,000	2,905	5,810	8,715	5,811	12,515	$17.21	$298,453
	12/11/2019							6,146			169,998
William F. Nugent	4/5/2019	$105,000	$210,000	$315,000	2,905	5,810	8,715	5,811	12,515	$17.21	$298,453
	12/11/2019							6,146			169,998
(1)	Amounts actually paid under these awards for 2018 are set forth above under “ – Elements of the 2019 Executive Officer Compensation Program – 2019 Actual Annual Incentive Paid.”
(2)
In 2019, Ms. Zabrocky and Messrs. Pribor, Small, Solon and Nugent received PRSU grants on April 5, 2019. These performance awards vest in full on December 31, 2021, subject to the Compensation Committee’s certification of achievement of the performance measures. Settlement of the PRSUs may be either in shares of common stock or cash, as determined by the Compensation Committee in its discretion, and shall occur as soon as practicable following the Compensation Committee’s certification of the achievement of the applicable performance measures and targets for 2021 and in any event no later than March 15, 2022. The number of PRSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets with the maximum number of PRSUs vesting equivalent to 150% of the PRSUs awarded.

Mr. Pribor received a PRSU grant on April 5, 2019 as part of an initial grant made to him in 2017. One third of the initial PRSU grant award was eligible to vest on each of December 31, 2017, 2018 and 2019, subject in each case to the Compensation Committee’s establishing performance criteria at the beginning of each of 2017, 2018 and 2019 and then certification of achievement of the performance measures and targets no later than each March 31 of the year following the performance period. Settlement of the vested PRSUs may be in either shares of common stock or cash, as determined by the Compensation Committee in its discretion, and shall occur as soon as practicable following the Compensation Committee’s certification of the achievement of the applicable performance measures and targets for 2019 and in any event no later than March 31, 2020. The number of target PRSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets with the maximum number of PRSUs vesting equivalent to 150% of the PRSUs awarded. Since performance targets are set annually each tranche of the award is considered to be a separate grant for accounting treatment and, therefore, $204,489 is excluded from the grant date fair value amounts in the above table. For 2019, the actual achievement level was 125.7% for Mr. Pribor. Therefore, for Mr. Pribor the PRSUs awarded vested at the appropriate percentage upon certification of this result which occurred in 2020. These awards were made pursuant to the terms of Mr. Pribor’s employment agreement.
(3)
The grants comprise time-based RSUs. The grants made on April 5, 2019 vest in equal installments on the first, second and third anniversaries of the date of grant, while the grants made on December 11, 2019 vest on the first anniversary of the grant date.

(4)	For information with respect to grant date fair values, see Note 13, “Capital Stock and Stock Compensation, “to INSW’s consolidated financial statements included in INSW’s 2019 Annual Report.

Outstanding Equity Awards at Fiscal Year-End
The following table lists outstanding INSW equity awards at December 31, 2019 for NEOs under the MICP.
Name	Year	Option Awards					Stock/RSU Awards
	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Options Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Lois K. Zabrocky	2014	14,942(2)	—	—	$30.93	9/29/2024
	2016	24,474(2)	—	—	$19.04	3/30/2026
	2017	13,565	6,783(3)	—	$19.13	3/29/2027	3,049(4)	$90,738	—(5)	$—
	2018	17,182	34,364(6)	—	$17.46	4/4/2028	15,274(7)	$454,554	22,908(8)	$681,742
	2019	—	51,314(9)	—	$17.21	4/5/2029	23,823(10)	$708,972	23,822(11)	$708,943
							4,338(12)	$129,099

Jeffrey D. Pribor	2017	79,491	—	—	$18.21	2/14/2027			—(13)	$—
		11,628	5,814(3)	—	$19.13	3/29/2027	2,614(4)	$77,793	—(5)	$—
	2018	9,665	19,330(6)	—	$17.46	4/4/2028	8,592(7)	$255,698	12,887(8)	$383,487
	2019	—	31,289(9)	—	$17.21	4/5/2029	14,526(10)	$432,294	14,526(11)	$432,294
							4,338(12)	$129,099

James D. Small III	2015	42,452(2)	—	—	$27.54	3/11/2025
	2016	41,956(2)	—	—	$19.04	3/30/2026
	2017	12,274	6,137(3)	—	$19.13	3/29/2027	2,759(4)	$82,108	—(5)	$—
	2018	6,801	13,603(6)	—	$17.46	4/4/2028	6,046(7)	$179,929	9,068(8)	$269,864
	2019	—	24,771(9)	—	$17.21	4/5/2029	11,500(10)	$342,240	11,500(11)	$342,240
							4,338(12)	$129,099

Derek G. Solon	2017	4,324	2,162(14)	—	$22.42	8/3/2027	962(15)	$28,629	—(5)	$—
	2018	4,087	8,175(6)	—	$17.46	4/4/2028	3,634(7)	$108,148	5,450(8)	$162,192
	2019	—	12,515(9)	—	$17.21	4/5/2029	5,811(10)	$172,935	5,810(11)	$172,906
							6,146(12)	$182,905

William F. Nugent	2017	4,062	2,031(14)	—	$22.42	8/3/2027	903(15)	$26,873	—(5)	$—
	2018	3,916	7,832(6)	—	$17.46	4/4/2028	3,481(7)	$103,595	5,222(8)	$155,407
	2019	—	12,515(9)	—	$17.21	4/5/2029	5,811(10)	$172,935	5,810(11)	$172,906
							6,146(12)	$182,905

(1)	Based on the closing price of INSW common stock of $29.76 on December 31, 2019.
(2)	The option to purchase these shares of common stock was granted pursuant to the 2014 OSG Management Incentive Compensation Plan and assumed by INSW in connection with the Spin-Off.
(3)	The unvested options vested and became exercisable on March 29, 2020.
(4)	These RSUs vested on March 29, 2020.
(5)
One-third of these PRSUs vested on December 31, 2019 with a payout of 150% subject to the Compensation Committee’s certification of achievement of the performance measure, which occurred in March 2020. Two-thirds of the PRSUs did not meet the payout threshold. Refer to footnote (1) to the “Option Exercises and Stock Vested Table,” which follows for additional information.

(6)	The unvested options vested and became exercisable as to one-half of such shares on April 4, 2020. The remaining one-half of such unvested options vest and become exercisable on April 4, 2021.
(7)	One-half vested on April 4, 2020. The remaining one-half will vest on April 4, 2021 subject to accelerated vesting on the event of termination of employment.
(8)	These PRSUs will vest on December 31, 2020, subject to performance achievement. The PRSUs have a maximum payout of 150% of target.
(9)	One-third of these options vested and became exercisable on April 5, 2020. The remaining two-thirds will vest ratably on each of the second and third anniversaries of April 5, 2019.
(10)
One-third of these RSUs vested on April 5, 2020. The remaining two-thirds will vest ratably on each of the second and third anniversaries of April 5, 2019, subject to accelerated vesting on the event of termination of employment.

(11)	These PRSUs will vest on December 31, 2021, subject to performance achievement. The PRSUs have a maximum payout of 150% of target.
(12)	All of these RSUs vest on December 11, 2020, subject to accelerated vesting in the event of termination of employment.
(13)
These PRSUs vested on December 31, 2019, subject to achievement of the performance measures. The PRSUs vested at 125.7% for a total number of RSUs of 14,939 as determined by the Compensation Committee in March 2020. These shares, which represent one-third of Mr. Pribor’s initial grant, are not considered granted for accounting purposes as of December 31, 2019.

(14)	The unvested options vest and become exercisable on August 3, 2020.
(15)
These RSUs vest on August 3, 2020 subject to accelerated vesting in the event of involuntary termination of employment, including a termination without cause or a resignation with good reason within the twelve months following a change in control.

Option Exercises and Stock Vested
The following table provides information for the year ended December 31, 2019 concerning the exercises of INSW stock options and the vesting of stock awards by the NEOs in INSW common stock. This table includes exercised and vested INSW stock option and RSU/stock awards. The market value of the RSU/stock awards is based on the closing market price of the Company’s common stock as of December 31, 2019, which was $29.76 per share.
	Option Awards		RSU/Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting
Lois K. Zabrocky	—	—	18,323	$545,292
Jeffrey D. Pribor	—	—	37,649	$1,120,434
James D. Small III	—	—	15,172	$451,519
Derek G. Solon	—	—	4,218	$125,528
William F. Nugent	—	—	3,997	$118,951
(1)
Mr. Pribor’s PRSUs (2019 tranche of the 2017 grant) vested at 125.7% for a total of 14,939. Additionally, Ms. Zabrocky and Mr. Small had RSUs vest on March 29, 2019, March 30, 2019 and April 4, 2019 in the amounts of 3,049, 3,065 and 7,636 respectively for Ms. Zabrocky and in the amounts of 2,759, 5,254 and 3,022 respectively for Mr. Small. Mr. Pribor had 2,614, 4,295 and 11,882 RSUs vest on March 29, 2019, April 4, 2019 and December 31, 2019 respectively. Messrs. Solon and Nugent had RSUs vest on April 4, 2019 and August 3, 2019 in the amounts of 1,816 and 961 respectively for Mr. Solon and in the amounts of 1,740 and 903 respectively for Mr. Nugent. Ms. Zabrocky and Messrs. Pribor, Small, Solon and Nugent all had PRSUs vest on December 31, 2019 in the amounts of 4,573, 3,919, 4,137, 1,441 and 1,354, respectively.

Nonqualified Deferred Compensation
The following table provides information with respect to the deferral of compensation on a non-tax qualified basis to the INSW SERP for each NEO. The INSW SERP provides for interest at an annual rate of 2.98% through the termination date of the participant. The plan is frozen to new participants.
Name	Executive Contributions in 2019	Company Contributions on 2019	Aggregate Earnings/ Losses in 2019(1)	Aggregate Withdrawals/ Spin-Offs in 2019	Aggregate Balance at December 31, 2019
Lois K. Zabrocky	$—	$—	$4,938	$—	$200,886
Jeffrey D. Pribor	$—	$—	$—	$—	$—
James D. Small III	$—	$—	$—	$—	$—
Derek G. Solon	$—	$—	$—	$—	$—
William F. Nugent	$—	$—	$—	$—	$—
(1)	The aggregate earnings constitute accrued interest for the calendar year ended December 31, 2019. There were no executive or INSW contributions in 2019.

Potential Payments Upon Termination or Change in Control
The following table discloses the amounts that would have been payable to each NEO upon termination of their employment, assuming for this purpose that such termination had occurred on December 31, 2019. At December 31, 2019, no NEO was eligible for normal retirement at age 65. The table excludes amounts payable pursuant to the INSW Supplemental Plan and pursuant to plans that do not discriminate in favor of executive officers and that are generally available to all salaried employees, such as the Savings Plan.
Event(1)	Lois K. Zabrocky	Jeffrey D. Pribor	James D. Small III	Derek G. Solon	William F. Nugent
Involuntary Termination Without Cause or Voluntary Resignation for Good Reason, Including in Connection with a Change in Control
Cash Severance Payment(2)	$1,230,000	$500,000	$950,000	$300,000	$300,000
Pro Rata Bonus Payment(3)	$707,250	$555,600	$475,000	$0	$0
Bonus Payment(4)	$0	$0	$0	$210,000	$210,000
Equity Awards(5)	$2,522,135	$1,379,991	$1,276,805	$0	$0
Lump Sum Payment	$1,049,999	$0	$950,000	$0	$0
Total	$5,509,384	$2,435,591	$3,651,805	$510,000	$510,000

Death/Disability
Pro Rata Bonus Payment	$0	$500,000(6)	$0	$0	$0
Equity Awards	$0	$0	$0	$0	$0
Total	$0	$500,000	$0	$0	$0
(1)	The values in this table reflect estimated payments associated with various termination scenarios.
(2)
This reflects a cash severance payment equal to 24 months of base salary for Ms. Zabrocky and Mr. Small. Mr. Pribor is entitled to 12 months of base salary plus target bonus if the separation is for good reason and not due to a change in control. Not shown in this table: Mr. Pribor is entitled to receive 18 months of base salary plus target bonus if he is terminated without cause or resigned with good reason in connection with a change in control. Messrs. Solon and Nugent are entitled to 12 months of base salary.

(3)
For Ms. Zabrocky and Messrs. Pribor and Small a pro-rata target bonus is provided for in their respective employment agreements. The amounts listed are if termination of employment occurs on the last business day of the year. For Mr. Pribor the pro-rata target is to be based on actual Company performance (other than for individual goal metrics, which are to be at target) and (2) if no bonus payment is made to other executive officers of the Company in respect of the year in which the separation from service occurs due to business unit and company performance objectives not being met, then no amount shall be payable to him.

(4)	Messrs. Solon and Nugent are to receive a 12-month bonus at target for the year if terminated.
(5)
For Ms. Zabrocky and Mr. Small all option shares and time based RSUs (and any other equity based grant or cash in lieu of grants that is not performance based) granted to Ms. Zabrocky and Mr. Small, to the extent not otherwise vested, shall vest as of the separation date, as applicable. The unvested PRSUs will be forfeited in the event of termination. As of December 31, 2019, Ms. Zabrocky has 46,484 RSUs and 6,783, 34,364 and 51,314 unvested stock options with strike prices of $19.13, $17.46 and $17.21, respectively. Mr. Pribor has 30,070 RSUs and 5,814, 19,330 and 31, 289 unvested stock options with a strike price of $19.13, $17.46 and $17.21, respectively. Mr. Small had 24,643 RSUs and had 6,137, 13,603 and 24,771 unvested stock options with strike prices of $19.13, $17.46 and $17.21 respectively. For Mr. Pribor, per his agreement for RSUs and stock options he would have of those not otherwise vested that would have vested on the next regularly scheduled vesting date following the separation he would have RSUs of 2,614, 4,296, ,842 and 4,338 vest at $29.76 for 3/29/2017, 4/4/2018, 4/5/2019 and 12/11/2019 respectively, for actual value of $478,819. For unvested stock options he would have 5,814, 9,665 and 10,430 vest at the difference of their respective share price at $29.76 for 3/29/2017, 4/4/2018, and 4/5/2019 respectively, for an actual value of $311,575. For PRSUs the number of unvested units, 7,841 at a rate of $29.76 multiplied by the number of weeks worked, divided by the term of the grant 143 weeks for a total value of $233,348 for the 3/29/2017 grant. For PRSUs, the number of unvested units, 12,887 at a rate of $29.76 multiplied by the number of weeks worked for a total value of $241,374 for the 4/4/2018 grant. For PRSUs, the number of unvested units, 14,526 at a rate of $29.76 multiplied by the number of weeks worked for a total value of $114,875 for the 4/5/2019 grant Messrs. Solon and Nugent would be entitled to vesting of the unvested time based RSUs and unvested stock options if the separation is for “good reason” and within 12 months of a “change in control”, otherwise the unvested RSUs and unvested stock options shall immediately be forfeited (as reflected above). For Messrs. Solon and Nugent all PRSUs shall immediately be forfeited on the separation date.

(6)
Upon Mr. Pribor’s disability, Mr. Pribor, or in the case of his death, his estate, is entitled to receive the pro-rata portion of his annual bonus at target for the year of termination. The amount listed in table is if his disability or death occurs on December 31, 2019, the last business day of the year.

Pay Ratio Disclosure
The compensation of the Company’s median employee (“Median Employee”) was determined by reviewing the amount of compensation paid to each of the Company’s full-time and part-time employees, of which 42 (not including the CEO) were located in its New York, Houston and United Kingdom offices, all of whom were employed by the Company at December 31, 2019, and the 1,623 seafarers who had been employed on the Company’s vessels for one or more days during the year ended December 31, 2019. The Company’s seafarers are hired by its technical managers acting as agent for the individual ship owning companies, each of which is a subsidiary of the Company, and include employees from various non-U.S. jurisdictions, including in particular the Philippines, India and Eastern Europe. In determining the compensation paid to the CEO and the Median Employee, the Company used the data as shown in its payroll records including base salary, bonuses (including equity awards), seniority payments, performance bonuses, welfare costs, healthcare payments and other benefits paid by or on behalf of the Company. While the number of days worked by the Company’s seafarers ranged from 1 to 348 days in 2019, the Median Employee worked approximately 241 days. Our CEO had annual total compensation of $2,815,917 and our Median Employee had annual total compensation of $21,487. Therefore, our CEO’s annual total compensation in 2019 was 131 times that of the median of the annual total compensation of our Median Employee.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was, during fiscal year 2019, an officer or employee of INSW or was formerly an officer of INSW. None of INSW’s executive officers served on any board of directors or compensation committee of any other company for which any of INSW’s directors served as an executive officer at any time during fiscal 2019. Please see “Information About the Board and Corporate Governance — Related Party Transactions” above for the Company’s policy on related person transactions.

RATIFICATION AND APPROVAL OF THE INTERNATIONAL SEAWAYS, INC.
2020 NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN
(PROPOSAL NO. 4)
In April 2020, the Company adopted the International Seaways, Inc. 2020 Non-Employee Director Incentive Compensation Plan (the “2020 Director Plan”) in order to promote the interests of the Company and its stockholders by providing certain non-employee directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.
Summary of the Non-Employee Director Incentive Compensation Plan
The following summary of the material terms of the 2020 Director Plan is qualified in its entirety by reference to the copy of the 2020 Director Plan attached hereto as Appendix A. Unless otherwise indicated, all capitalized terms in the below summary shall have the meanings given to such terms in the 2020 Director Plan.
Under the 2020 Director Plan, the Compensation Committee may grant cash-based awards, stock options or other equity-based awards (including stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units) with respect to a number of shares of Common Stock of the Company that in the aggregate does not exceed 400,000 shares, plus the number of shares that, on the day immediately following the effective date of the 2020 Director Plan, remain available for awards under the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan effective as of November 18, 2016, as amended and restated (the “Prior Director Plan”), which we anticipate will be no more than 60,774 additional shares of Common Stock. Incentive awards settled in shares of Common Stock reduce the number of shares of Common Stock available under the 2020 Director Plan by one share of Common Stock for every one share of Common Stock subject to such incentive award. The aggregate limit described in this paragraph does not take into account any stock options assumed as of a result of any merger or consolidation involving the Company in which the Company is the surviving corporation.
Shares covered by incentive awards will only be counted as used to the extent they are actually issued and delivered to a non-employee director pursuant to the 2020 Director Plan, and will not be counted to the extent any such incentive award is settled in cash, forfeited, cancelled, terminated, or expires or lapses for any reason. Any shares of Common Stock that again become available for future grants shall be added back as one share of Common Stock. In addition, if shares of Common Stock owned by a non-employee director are tendered to the Company to pay any obligation in connection with an incentive award, the number of shares tendered shall be added to the number of shares of Common Stock available for delivery under the 2020 Director Plan. However, the following may not again be made available for issuance as incentive awards: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option; (ii) shares used to pay the exercise price or withholding taxes related to an outstanding incentive award; or (iii) shares repurchased on the open market with the proceeds of an option exercise price. Shares covered by incentive awards granted pursuant to the 2020 Director Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger also will not count as used under the 2020 Director Plan.
The persons eligible to receive incentive awards pursuant to the 2020 Director Plan are those non-employee directors of the Company whom the Compensation Committee shall select from time to time. Each incentive award granted under the 2020 Director Plan shall be evidenced by an award agreement. It is expected that approximately eight directors will be eligible to participate in the 2020 Director Plan. The closing per share price on the NYSE of a share of the Company’s Common Stock on April 23, 2020, was $26.31.
The Compensation Committee is authorized to grant awards, designating the non-employee directors of the Company or its affiliates who will be granted the awards, the type of award, the number of shares or amount of cash underlying such awards and the terms and conditions of such awards from time to time. The Compensation Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board or officers of the Company to grant awards to persons who are not executive officers of the Company (within the meaning of Rule 16a-1 of the 1934 Act). The Compensation Committee has the full discretionary authority to administer the 2020 Director Plan, including the authority to interpret and construe any provision of the 2020 Director Plan and the terms of any award granted thereunder.
Total annual compensation for any participant in respect of his or her service on the Board and committee of the Board shall not exceed $500,000 per year including both cash compensation and incentive awards under the 2020 Director Plan, but excluding the reimbursement of any reasonable expenses. The value of incentive awards for this purpose shall be determined based on their fair value on the relevant grant date.
In the case of any stock options issued under the 2020 Director Plan, the exercise price per share of Common Stock covered by any such option shall be not less than 100% of the fair market value of a share of Common Stock on the date on which such option is granted. Any stock option granted under the Plan shall expire on the ten-year anniversary of the date such option is granted.
Each award agreement will specify the consequences with respect to such award of any termination of employment, leave of absence, and the employee’s death or disability. Under the 2020 Director Plan, a change of control can either have the definition set out in the plan or in any individual grant agreement.
On or after the date of grant of an incentive award under the 2020 Director Plan, the Compensation Committee may (i) accelerate the date on which any such incentive award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such incentive award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such incentive award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such incentive award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such incentive award; provided, that the Compensation Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. The Company shall not reprice any stock option (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange) without the approval of the stockholders of the Company.
No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any incentive award until the date of the issuance of such shares on the books and records of the Company. Except as otherwise expressly provided in the 2020 Director Plan, no adjustment of any incentive award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in the 2020 Director Plan is intended, or should be construed, to limit authority of the Compensation Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends. At a participant’s request, the Compensation Committee may withhold or permit the participant to tender a portion of the shares underlying an award to satisfy tax withholding obligations incurred in connection with such award.
The Board may at any time suspend or discontinue the 2020 Director Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence does not restrict the Compensation Committee’s ability to exercise its discretionary authority hereunder pursuant to the 2020 Director Plan, which discretion may be exercised without amendment to the 2020 Director Plan. No provision of the 2020 Director Plan shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the 2020 Director Plan, no action taken thereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding incentive award.
The 2020 Director Plan became effective as of April 2, 2020 provided that the Company’s stockholders approve the 2020 Director Plan within twelve months after such date, the date the 2020 Director Plan was adopted. Notwithstanding the adoption of the 2020 Director Plan by the Board and approval of the 2020 Director Plan by the Company’s stockholders, the Prior Director Plan remains in effect but no grants or awards under the Prior Director Plan may be made after the effective date of the 2020 Director Plan. All grants and awards made under the Prior Director Plan are governed by the terms of the Prior Director Plan.
Certain Federal Income Tax Consequences
The following is a brief description of the principal United States federal income tax consequences related to options granted under the 2020 Director Plan.
Non-Qualified Options. Generally, a grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss and, depending upon the length of period following exercise, either short term or long term.
If a non-qualified option provides for issuance of Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the amount by which the fair market value of the shares at the time the restrictions lapse exceeds the exercise price paid on exercise, and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.
Alternatively, a grantee who receives Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the non-qualified option, in which case the grantee’s taxable income and the Company’s tax deduction are generally determined at the time of option exercise, as explained in the first paragraph of this section. However, if the grantee subsequently forfeits the stock or is required to sell it to the Company by the terms of the restriction, the grantee’s tax deduction for any loss on the sale will be limited to the amount, if any, by which the exercise price exceeds the amount paid by the Company on such sale.
If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.
Estimate of New Plan Benefits
Awards under the 2020 Director Plan are discretionary and are not subject to set benefits or amounts. Accordingly, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future under the 2020 Director Plan. No grants have been made under the 2020 Director Plan since its adoption through the date of this Proxy Statement. See “Director Compensation” above for a discussion of awards made under the Prior Director Plan in 2019, and below under “Estimate of New Plan Benefits” in the following proposal for a tabular discussion of 2019 awards, including director awards.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification and approval of the International Seaways, Inc. 2020 Non-Employee Director Incentive Compensation Plan as described in this Proxy Statement.

RATIFICATION AND APPROVAL OF THE INTERNATIONAL SEAWAYS, INC.
2020 MANAGEMENT INCENTIVE COMPENSATION PLAN
(PROPOSAL NO. 5)
In April 2020, the Company adopted the International Seaways, Inc. 2020 Management Incentive Compensation Plan (the “2020 Management Plan”) in order to promote the interests of the Company and its stockholders by providing certain employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.
Summary of the Management Incentive Compensation Plan
The following summary of the material terms of the 2020 Management Plan is qualified in its entirety by reference to the copy of the 2020 Management Plan attached hereto as Appendix B. Unless otherwise indicated, all capitalized terms in the below summary shall have the meanings given to such terms in the 2020 Management Plan.
Under the 2020 Management Plan, the Compensation Committee may grant cash-based awards, stock options (both non-qualified and “incentive stock options” within the meaning of Section 422 of the Code, or other equity-based awards (including stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units) with respect to a number of shares of Common Stock that in the aggregate does not exceed 1,400,000 shares, plus the number of shares that, on the day immediately following the effective date of the 2020 Management Plan, remain available for awards under the International Seaways, Inc. Management Incentive Plan effective as of November 18, 2016, as amended and restated (the “Prior Plan”), which we anticipate will be no more than five additional shares of Common Stock. Incentive awards settled in shares of Common Stock reduce the number of shares available under the 2020 Management Plan by one share of Common Stock for every one share of Common Stock subject to such incentive award. The maximum number of shares of Common Stock that may be issued through options designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 200,000 shares of Common Stock in the aggregate. The aggregate limit described in this paragraph does not take into account any stock options assumed as of a result of any merger or consolidation involving the Company in which the Company is the surviving corporation.
No more than 1,400,000 shares of stock may be granted to any single employee in any calendar year pursuant to the 2020 Management Plan. The amount paid under the 2020 Management Plan to any single employee in any calendar year with respect to any cash-based award shall not exceed $7,500,000. Shares issued under the 2020 Management Plan may be either newly issued shares or treasury shares, as determined by the Compensation Committee. In the event of any change in the capitalization of the Company, the Compensation Committee will adjust the share limitations described above and the type of securities available for grant under the 2020 Management Plan to the extent deemed appropriate, and in the event of other corporate transactions involving the Company the Compensation Committee will adjust the number and the type of securities underlying outstanding awards, in each case as it considers appropriate in order to prevent dilution or enlargement of rights.
Shares covered by incentive awards will only be counted as used to the extent they are actually issued and delivered to an employee pursuant to the 2020 Management Plan, and will not be counted to the extent any such incentive award is settled in cash, forfeited, cancelled, terminated, or expires or lapses for any reason. Any shares of Common Stock that again become available for future grants shall be added back as one share of Common Stock. In addition, if shares of Common Stock owned by an employee are tendered to the Company to pay any obligation in connection with an incentive award, the number of shares tendered shall be added to the number of shares of Common Stock available for delivery under the 2020 Management Plan. However, the following may not again be made available for issuance as incentive awards: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or option; (ii) shares used to pay the exercise price or withholding taxes related to an outstanding incentive award; or (iii) shares repurchased on the open market with the proceeds of an option exercise price. Shares covered by incentive awards granted pursuant to the 2020 Management Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger also will not count as used under the 2020 Management Plan.
The persons eligible to receive incentive awards pursuant to the 2020 Management Plan are those employees of the Company whom the Compensation Committee shall select from time to time, including officers of the Company, whether or not they are directors. Each incentive award granted under the 2020 Management Plan shall be evidenced by an award agreement. It is currently expected that six employees (including one employee who is also a director) will regularly participate in the 2020 Management Plan, although other individuals may be determined to be eligible to participate from time to time. The closing per share price on the NYSE of a share of the Company’s Common Stock on April 23, 2020, was $26.31.
The Compensation Committee is authorized to grant awards, designating the individuals who will be granted the awards, the type of award, the number of shares or amount of cash underlying such awards and the terms and conditions of such awards from time to time. The Compensation Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board or officers of the Company to grant awards to persons who are not executive officers of the Company (within the meaning of Rule 16a-1 of the 1934 Act). The Compensation Committee has the full discretionary authority to administer the 2020 Management Plan, including the authority to interpret and construe any provision of the 2020 Management Plan and the terms of any award granted thereunder.
In the case of any stock options issued under the 2020 Management Plan, the exercise price per share of Common Stock covered by any such option shall be not less than 100% of the fair market value of a share of Common Stock on the date on which such option is granted. Any stock option granted under the 2020 Management Plan shall expire on the ten-year anniversary of the date such option is granted.
Each award agreement will specify the consequences with respect to such award of any termination of employment, leave of absence, and the employee’s death or disability. For purposes of the 2020 Management Plan, a “Change in Control” means: (i) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than the Company or any employee benefit plan sponsored by the Company, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than the Company or any employee benefit plan sponsored by the Company acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (iii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of the 2020 Management Plan.
On or after the date of grant of an incentive award under the 2020 Management Plan, except to the extent that the grant of authority to the Compensation Committee to take any of the following actions would cause any tax to become due under Section 409A of the Code, the Compensation Committee may (i) accelerate the date on which any such incentive award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such incentive award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such incentive award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such incentive award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such incentive award; provided, that the dividends or dividend equivalents are subject to the same restrictions and conditions as the incentive award underlying such dividends or dividend equivalents and are payable only if, and no earlier than at the same time as, the underlying incentive award becomes vested. The Company shall not reprice any stock option (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange) without the approval of the stockholders of the Company.
No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any incentive award until the date of the issuance of such shares on the books and records of the Company. Except as otherwise expressly provided in the 2020 Management Plan, no adjustment of any incentive award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in the 2020 Management Plan is intended, or should be construed, to limit authority of the Compensation Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends. At a participant’s request, the Compensation Committee may withhold or permit the participant to tender a portion of the shares underlying an award to satisfy tax withholding obligations incurred in connection with such award.
The Board may at any time suspend or discontinue the 2020 Management Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires stockholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence does not restrict the Compensation Committee’s ability to exercise its discretionary authority hereunder pursuant to the 2020 Management Plan, which discretion may be exercised without amendment to the 2020 Management Plan. No provision of the 2020 Management Plan shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the 2020 Management Plan, no action taken thereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding incentive award.
The 2020 Management Plan became effective as of April 2, 2020 provided that the Company’s stockholders approve the 2020 Management Plan within twelve months after such date, the date the Board adopted the 2020 Management Plan. Notwithstanding the adoption of the 2020 Management Plan by the Board and approval of the 2020 Management Plan by the Company’s stockholders, the Prior Plan remains in effect but no grants or awards under the Prior Plan may be made after the effective date of the 2020 Management Plan. All grants and awards made under the Prior Plan are governed by the terms of the Prior Plan.
Certain Federal Income Tax Consequences
The following is a brief description of the principal U.S. federal income tax consequences related to options granted under the 2020 Management Plan.
Non-Qualified Options. Generally, a grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee or transferee of the non-qualified option as either capital gain or capital loss and, depending upon the length of period following exercise, either short term or long term.
If a non-qualified option provides for issuance of Common Stock subject to restrictions upon exercise, the grantee receiving such restricted stock will not recognize income for tax purposes until the restrictions lapse, unless he or she elects otherwise, as described below. Rather, the grantee will have taxable income upon lapse of the restrictions equal to the amount by which the fair market value of the shares at the time the restrictions lapse exceeds the exercise price paid on exercise, and the Company will generally have a tax deduction in the same amount. Proceeds from the sale of stock sold after the restrictions lapse will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the fair market value of the stock at the time the restrictions lapse.
Alternatively, a grantee who receives Common Stock subject to restrictions can elect to recognize income immediately upon exercise of the non-qualified option, in which case the grantee’s taxable income and the Company’s tax deduction are generally determined at the time of option exercise, as explained in the first paragraph of this section. However, if the grantee subsequently forfeits the stock or is required to sell it to the Company by the terms of the restriction, the grantee’s tax deduction for any loss on the sale will be limited to the amount, if any, by which the exercise price exceeds the amount paid by the Company on such sale.
If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares so exchanged will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.
Incentive Stock Options. A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to the Company; however, the grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the exercise price paid. Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the grantee has not disposed of the shares within two years of the date of grant of the option or within one year from the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition to the extent of the excess of the amount realized on such disqualifying disposition over the exercise price paid or, if the disqualifying disposition resulted from a failure to satisfy the holding period requirement, the fair market value of the shares on the date the incentive stock option is exercised (if less). Any remaining gain or loss is treated as a capital gain or capital loss.
If the grantee pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.
The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

Estimate of New Plan Benefits
Awards under the 2020 Management Plan are discretionary and are not subject to set benefits or amounts. Accordingly, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future under the 2020 Management Plan.
The following reflects grants made in April 2020 under the 2020 Management Plan between its adoption and the date of this Proxy Statement subject to stockholder approval of the 2020 Management Plan.
Name	Number of Shares Underlying PRSUs(1)
Named Executive Officers
Lois K. Zabrocky President and Chief Executive Officer	37,588
Jeffrey D. Pribor Chief Financial Officer, Senior Vice President and Treasurer	16,555
James D. Small III Chief Administrative Officer, Senior Vice President, General Counsel and Secretary	12,936
Derek G. Solon Vice President (Chief Commercial Officer)	6,409
William F. Nugent Vice President (Head of Ship Operations)	6,409
All Current Executive Officers as a Group (6 Persons)	82,075
All Current Non-Employee Directors as a Group (8 Persons)	0
All Other Employees, including all Current Officers who are not Executive Officers, as a Group (6 Persons)	0
(1)	Represents performance-based RSUs (at maximum payout of 150%) granted under the 2020 Management Plan.
Because the Committee has discretion to grant additional awards pursuant to the 2020 Management Plan, it is not possible to calculate the future value of awards to executive officers at this time. Had the 2020 Management Plan and 2020 Director Plan been in place in 2019, awards in 2019 would have been made under those plans instead of the Prior Plan and the Prior Director Plan. The table below reflects awards made in 2019 under both the Prior Plan and Prior Director Plan. See “Summary Compensation Data – Grants of Plan Based Awards” above for additional information about the awards made to NEOs in 2019.
Name	Shares Underlying Options	Restricted Shares and Shares Underlying RSUs(2)
Named Executive Officers(2)
Lois K. Zabrocky President and Chief Executive Officer	51,314	63,894
Jeffrey D. Pribor Chief Financial Officer, Senior Vice President and Treasurer	31,289	40,653
James D. Small III Chief Administrative Officer, Senior Vice President, General Counsel and Secretary	24,771	33,088
Derek G. Solon Vice President (Chief Commercial Officer)	12,515	20,672
William F. Nugent Vice President (Head of Ship Operations)	12,515	20,672
All Current Executive Officers as a Group (6 Persons)	137,847	185,295

Name	Shares Underlying Options	Restricted Shares and Shares Underlying RSUs(2)
All Current Non-Employee Directors as a Group (8 Persons)	0	51,107
All Other Employees, including all Current Officers who are not Executive Officers, as a Group (29 Persons)	0	27,106
(1)	Does not include any deduction for payment of exercise price of $17.21 per share.
(2)
For executive officer (including NEOs), comprises both time-based RSUs and PRSUs, with performance-based RSUs at maximum payout of 150%. For non-employee directors, comprises restricted stock. For all other employees who are not executive officers, comprises time-based RSUs.

(3)
Further grants under the Prior Plan were made in April 2020 to the NEOs and one additional executive officer. The shares underlying those grants included, in aggregate, 131,992 shares underlying options and 63,568 shares of Common Stock underlying time-based RSUs and PRSUs. In addition, grants were made to such individuals under the 2020 Management Plan, which remain subject to stockholder approval, as described above.

Recommendation of the Board
The Board recommends a vote “FOR” the ratification and approval of the International Seaways, Inc. 2020 Management Incentive Compensation Plan as described in this Proxy Statement.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN OTHER BENEFICIAL OWNERS
General
The tables below set forth certain beneficial ownership information with respect to certain individuals and stockholders. Except as disclosed in the notes to these tables and subject to applicable community property laws, the Company believes that each beneficial owner identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by the beneficial owner.
Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, shares of Common Stock issuable pursuant to options exercisable within 60 days (including out of the money options) are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 28,843,761 shares of the Company’s Common Stock outstanding as of the record date (April 23, 2020), and excludes any treasury stock.
Directors and Executive Officers
The table below sets forth information as to each director, director nominee and Named Executive Officer listed in the Summary Compensation Table in this Proxy Statement, and includes the amount and percentage of the Company’s Common Stock of which each director, director nominee, each Named Executive Officer, and all directors, directors nominees and executive officers as a group, was the “beneficial owner” (as defined in regulations of the SEC) on the record date, all as reported to the Company. The address of each person identified below as of the date of this Proxy Statement is c/o International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016.
	Shares of Common Stock Beneficially Owned(1)
Name	Number	Percentage
Directors/Nominees
Doug Wheat	49,799(2)	0.2%
Timothy J. Bernlohr	26,190(3)	*
Ian T. Blackley	24,234(3)	*
Randee E. Day	8,261(3)	*
David I. Greenberg	15,917(3)	*
Joseph I. Kronsberg(4)	—	*
Ty E. Wallach	10,099(3)	*
Gregory A. Wright	26,190(3)	*
Lois K. Zabrocky	147,136(5)	0.5%
Named Executive Officers (other than Ms. Zabrocky who is listed above with the other Directors/Nominees)
Jeffrey D. Pribor	170,578(6)	0.6%
James D. Small III	167,273(7)	0.6%
Derek G. Solon	25,689(8)	*
William F. Nugent	24,786(9)	*
All Directors, Director Nominees and Executive Officers as a Group (14 Persons)	703,622(10)	2.4%
*	Less than 0.1%
(1)	Includes shares of Common Stock issuable within 60 days of the record date upon the exercise of options owned by the indicated stockholders on that date.
(2)	Includes 12,222 shares of Common Stock that vest on June 6, 2020, the anniversary of the grant date for these shares.
(3)	Includes 5,555 shares of Common Stock that vest on June 6, 2020, the anniversary of the grant date for these shares.

(4)
Mr. Kronsberg is an employee of Cyrus Capital Partners, L.P. (“CCP”) which beneficially owns 4,023,137 shares of Common Stock, including 19,561 shares which were granted by the Company to CCP under the Company’s non-Employee Director Incentive Compensation Plan (of which 5,555 shares vest on June 6, 2020, the anniversary of the date of the grant of these shares). The grant was made to CCP pursuant to agreements between CCP and Mr. Kronsberg under which CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship. Mr. Kronsberg disclaims beneficial ownership of all Company securities held by CCP except to the extent of his pecuniary interest therein, if any.

(5)	Includes 111,232 shares issuable upon the exercise of options.
(6)	Includes 126,692 shares issuable upon the exercise of options.
(7)	Includes 124,678 shares issuable upon the exercise of options.
(8)	Includes 16,669 shares issuable upon the exercise of options.
(9)	Includes 16,065 shares issuable upon the exercise of options.
(10)	Includes 400,885 shares issuable upon the exercise of options.
Other Beneficial Owners
Set forth below is information regarding stockholders of the Company’s Common Stock that are known by the Company to have been “beneficial owners” (as defined in regulations of the SEC) of 5% or more of the outstanding shares of the Common Stock as of the record date. The information with respect to beneficial ownership by the identified stockholders was prepared based on information supplied by such stockholders in their filings with the SEC.
	Shares of Common Stock Beneficially Owned*
Name	Number	Percentage
BlackRock, Inc.(1)	1,872,153	6.5%
Cobas Asset Management, SGIIC, SA(2)	3,664,930	12.7%
Cyrus Funds(3)	4,023,137	13.9%
Dimensional Fund Advisors LP(4)	1,692,235	5.9%
Donald Smith & Co., Inc.(5)	1,865,321	6.5%
Frontier Capital Management Co., LLC(6)	1,571,148	5.4%
The Vanguard Group(7)	1,825,974	6.3%
*	Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the record date.
(1)
Based on a Schedule 13G filed on February 5, 2020 with the SEC by BlackRock, Inc. (“BlackRock”) with respect to the beneficial ownership of 1,872,153 shares of Common Stock as of December 31, 2019 by BlackRock and certain of its subsidiaries. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(2)
Based on a Schedule 13G filed on February 20, 2020 with the SEC by Cobas Asset Management, SGIIC, SA (“Cobas”) with respect to the beneficial ownership of 3,664,930 shares of Common Stock as of December 31, 2019 by Cobas. The address of Cobas is Jose Abascal, 45 St. 28003 Madrid, Spain.

(3)
Based on a Schedule 13D filed on December 9, 2016 and a Form 4 filed on June 10, 2019 with the SEC by Cyrus Capital Partners, L.P. (“CCP”) with respect to beneficial ownership of 4,023,137 shares by each of CCP and Cyrus Capital Partners GP, L.L.C. (“CCPGP”) as of June 6, 2019 of which 19,561 were granted to CCP pursuant to agreements between CCP and Mr. Joseph Kronsberg relating to the Company’s non-Employee Director Incentive Compensation Plan (of which 5,555 shares vest on June 6, 2020, the anniversary of the grant of these shares). As the (i) principal of CCP and (ii) principal of Cyrus Capital Partners GP, L.L.C., the general partner of CCP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 4,023,137 shares of Common Stock. The address of each of CCP, CCPGP and Freidheim is 65 East 55th Street, 35th Floor, New York, NY 10022.

(4)
Based on a Schedule 13G filed on February 12, 2020 with the SEC by Dimensional Fund Advisors LP (“Dimensional”) with respect to the beneficial ownership of 1,692,235 shares of Common Stock as of December 31, 2019 by Dimensional. Dimensional is an investment advisor registered under section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts are referred to as the “Funds”). The Funds own all the shares of the Common Stock that are reported to be beneficially owned by Dimensional. The business address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)
Based on a Schedule 13G filed on February 10, 2020 with the SEC by Donald Smith & Co., Inc. (“DS”) with respect to the beneficial ownership of 1,865,321 shares of Common Stock as of December 31,2019 by DS and one of its subsidiaries and Jon Hartsel, an individual. The address of DS, its subsidiary and Jon Hartsel is 152 West 57th Street, New York, New York 10019.

(6)
Based on a Schedule 13G filed on February 14, 2020 with the SEC by Frontier Capital Management Co., LLC (“Frontier”) with respect to beneficial ownership of 1,571,148 shares of Common Stock by Frontier as of December 31, 2019. Frontier is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and its address is 99 Summer Street, Boston, Massachusetts 02110.

(7)
Based on a Schedule 13G filed on February 12, 2020 with the SEC by The Vanguard Group (“Vanguard”) with respect to the beneficial ownership of 1,825,974 shares of Common Stock as of December 31, 2019 by Vanguard and two of its subsidiaries. The address of Vanguard and its subsidiaries is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Delinquent Section 16(a) Reports
Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10 percent of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the SEC. Directors, executive officers and beneficial owners of more than 10% of the common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based on material provided to the Company, all such reports were filed on a timely basis in 2019.

OTHER MATTERS
The Board is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice that any person will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. You can notify the Company by sending a written request to the Company at its address set forth above.
The Company’s 2019 Annual Report is available at http://www.intlseas.com/Docs. That 2019 Annual Report does not form part of this Proxy Statement. The Company will provide to any stockholder of the Company, without charge, a copy of the Company’s 2019 Annual Report upon written request addressed to the Corporate Secretary of the Company at 600 Third Avenue, New York, New York 10016.
By order of the Board of Directors,

JAMES D. SMALL III

Chief Administrative Officer, Senior Vice President,
General Counsel and Secretary

New York, New York
April 29, 2020

Appendix A
INTERNATIONAL SEAWAYS, INC.
2020 NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN
1.	Purpose of the Plan
This Plan is intended to promote the interests of the Company and its shareholders by providing certain non-employee directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.
2.	Definitions
As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:
(a)
“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b)
“Award Agreement” means a written agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c)	“Board of Directors” means the Board of Directors of INSW.
(d)	“Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.
(e)
“Change in Control” means (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than INSW or any employee benefit plan sponsored by INSW, acquires ownership of stock of INSW that, together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the stock of INSW; or (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than INSW or any employee benefit plan sponsored by INSW acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of INSW possessing 30 percent or more of the total Voting Power of the stock of INSW; or (iii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.
(g)
“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(h)	“Common Stock” means INSW’s common stock, no par value, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.
(i)	“Company” means INSW and all of its Subsidiaries, collectively.
(j)	“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.
(k)	“Effective Date” means the date the Plan is adopted.
(l)	“Employment” means the period during which an individual is classified or treated by the Company as a non-employee director of the Company.
(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)
“Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (the “Securities Exchange”). In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(o)	“Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.
(p)	“INSW” means International Seaways, Inc., a Marshall Islands corporation (and any successor thereto).
(q)	“Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.
(r)	“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.
(s)
“Participant” means a non-employee director of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(t)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.
(u)	“Plan” means the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan, as it may be amended from time to time.
(v)	“Securities Act” means the Securities Act of 1933, as amended.
(w)	“Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.
(x)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.
(y)
“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(z)
“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Stock Subject to the Plan
The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall be the sum of (i) 400,000 shares of Common Stock plus (ii) the number of shares of Common Stock that, on the day immediately following the effective date of this Plan, remain available for awards under the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan effective as of November 18, 2016, as amended and restated (the “Prior Plan”). The maximum number of shares referred to in the preceding sentences of this Section 3 shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. Incentive Awards settled in shares of Common Stock shall reduce the number of shares of Common Stock available hereunder by one share of Common Stock for every one share of Common Stock subject to such Incentive Award.
For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan, and shall not be counted to the extent any such Incentive Award is settled in cash, forfeited, cancelled, terminated, or expires or lapses for any reason. Any shares of Common Stock that again become available for future grants pursuant to this Section 3 shall be added back as one share of Common Stock. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan. The following shares of Common Stock may not again be made available for issuance as Incentive Awards: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or Option; (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Incentive Award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of a Option exercise price. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.
Total annual compensation for any Participant in respect of his or her service on the Board of Directors and/or any Committee of the Board of Directors shall not exceed $500,000 per year including both cash compensation and Incentive Awards under the Plan, but excluding the reimbursement of any reasonable expenses. The value of Incentive Awards shall be determined based on their value on the relevant grant date.
4.	Administration of the Plan
The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and as “independent” as required by NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, the Company shall not reprice any stock option (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange) without the approval of the shareholders of INSW.
The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.
No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and INSW shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those non-employee directors of the Company whom the Committee shall select from time to time. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.
6.	Options
The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.
(a)	Exercise Price
The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.
(b)	Term and Exercise of Options
(1)
Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement.

(2)
Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)
An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

7.	Other Stock-Based Awards
The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award.
8.	Cash Incentive Awards
The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award.

9.	Adjustment Upon Certain Changes
Subject to any action by the shareholders of INSW required by law, applicable tax rules or the rules of any exchange on which shares of common stock of INSW are listed for trading:
(a)	Shares Available for Grants
In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted or substituted by the Committee. In the event of any change in the number of shares of Common Stock of INSW outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.
(b)	Increase or Decrease in Issued Shares Without Consideration
In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.
(c)	Certain Mergers and Other Transactions
In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.
In the event of (i) a dissolution or liquidation of INSW, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving INSW in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:
(i)
cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(ii)
provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e)	Other Changes
In the event of any change in the capitalization of INSW or corporate change other than those specifically referred to in Sections 9(b), (c) or (d), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.
(f)	Cash Incentive Awards
In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.
(g)	No Other Rights
Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of INSW or any other corporation. Except as expressly provided in the Plan, no issuance by INSW of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.
(h)	Savings Clause
No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
No provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.
10.	Change in Control; Termination of Employment
(a)	Change in Control
The consequences of a Change in Control, if any, will be set forth in the Award Agreement in addition to what is provided in this Section 10.
(b)	Termination of Employment
(1)
Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of Section 409A of the Code. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code.

(2)	The Award Agreement shall specify the consequences with respect to such Option of the termination of Employment of the Participant holding the Option.

11.	Rights Under the Plan
No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of INSW. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.
The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.
12.	No Special Employment Rights; No Right to Incentive Award
(a)
Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)
No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13.	Securities Matters
(a)
INSW shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, INSW shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until INSW is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)
The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to INSW shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. INSW may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. INSW shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes
(a)	Cash Remittance
Whenever withholding tax obligations are incurred in connection with any Incentive Award, INSW shall have the right to require the Participant to remit to INSW in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Common Stock), INSW shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.
(b)	Stock Remittance
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to INSW a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.
(c)	Stock Withholding
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, INSW shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.
15.	Amendment or Termination of the Plan
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it or any Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
16.	Recoupment
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan.
17.	No Obligation to Exercise
The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

18.	Transfers
Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind INSW unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.
19.	Expenses and Receipts
The expenses of the Plan shall be paid by INSW. Any proceeds received by INSW in connection with any Incentive Award will be used for general corporate purposes.
20.	Failure to Comply
In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.
21.	Relationship to Other Benefits
No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
22.	Governing Law
The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.
23.	Severability
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
24.	Effective Date and Term of Plan
This Plan shall become effective as of April 2, 2020, provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. This Plan shall remain in effect for a term of ten years following the date on which it is effective or until all shares of Common Stock subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 15 hereof. No Incentive Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Incentive Awards may extend beyond that date.

25.	Prior Plan
Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s shareholders as provided hereunder, the Prior Plan shall remain in effect, but grants of awards thereunder shall not be made on or after the day immediately following the effective date of this Plan. All grants and awards previously made under the Prior Plan shall be governed by the terms of the Prior Plan.

Appendix B
INTERNATIONAL SEAWAYS, INC.
2020 MANAGEMENT INCENTIVE COMPENSATION PLAN
1.	Purpose of the Plan
This Plan is intended to promote the interests of the Company and its shareholders by providing certain employees of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company.
2.	Definitions
As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:
(a)
“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.

(b)
“Award Agreement” means a written agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.

(c)	“Board of Directors” means the Board of Directors of INSW.
(d)	“Cash Incentive Award” means an award granted to a Participant pursuant to Section 8 of the Plan.
(e)
“Change in Control” means (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than INSW or any employee benefit plan sponsored by INSW, acquires ownership of stock of INSW that, together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the stock of INSW; or (ii) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than INSW or any employee benefit plan sponsored by INSW acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of INSW possessing 30 percent or more of the total Voting Power of the stock of INSW; or (iii) a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one Person, or more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.
(g)
“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(h)	“Common Stock” means INSW’s common stock, no par value, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 9 of the Plan.
(i)	“Company” means INSW and all of its Subsidiaries, collectively.
(j)	“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.
(k)	“Effective Date” means the date the Plan is adopted.
(l)	“Employment” means the period during which an individual is classified or treated by the Company as an employee of the Company.
(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n)
“Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination or if the exchange is not open for trading on such date, the immediately preceding day on which the exchange is open for trading, the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (the “Securities Exchange”). In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code.

(o)	“Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.
(p)	“INSW” means International Seaways, Inc., a Marshall Islands corporation (and any successor thereto).
(q)	“Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.
(r)	“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.
(s)
“Participant” means an employee of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(t)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.
(u)	“Plan” means the International Seaways, Inc. Management Incentive Compensation Plan, as it may be amended from time to time.
(v)	“Securities Act” means the Securities Act of 1933, as amended.
(w)	“Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.
(x)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.
(y)
“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(z)
“Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Stock Subject to the Plan and Limitations on Cash Incentive Awards
(a)	Stock Subject to the Plan
The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall be the sum of (i) 1,400,000 shares of Common Stock plus (ii) the number of shares of Common Stock that, on the day immediately following the effective date of this Plan, remain available for awards under the International Seaways, Inc. Management Incentive Compensation Plan effective as of November 18, 2016, as amended and restated (the “Prior Plan”). Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of Section 422 of the Code shall not exceed 200,000 shares of Common Stock. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall in each case be subject to adjustment as provided in Section 9 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. Incentive Awards settled in shares of Common Stock shall reduce the number of shares of Common Stock available hereunder by one share of Common Stock for every one share of Common Stock subject to such Incentive Award.
For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan, and shall not be counted to the extent any such Incentive Award is settled in cash, forfeited, cancelled, terminated, or expires or lapses for any reason. Any shares of Common Stock that again become available for future grants pursuant to this Section 3(a) shall be added back as one share of Common Stock. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan. The following shares of Common Stock may not again be made available for issuance as Incentive Awards: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or Option; (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Incentive Award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of a Option exercise price. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.
(b)	Individual Award Limits
Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock that may be covered by an Incentive Award granted under the Plan shall not exceed 1,400,000 shares. For this purpose, the number of shares “covered by” an Incentive Award shall be the maximum number of shares that may be required to be delivered in settlement of that Incentive Award. The amount payable to any employee with respect to any calendar year for all Cash Incentive Awards shall not exceed $7,500,000. For purposes of the preceding sentences, the phrase “amount payable with respect to any calendar year” means the amount of cash, or value of other property, required to be paid based on the achievement of applicable performance measures during the applicable performance period that ends in such calendar year, disregarding any deferral pursuant to the terms of a Deferred Compensation Plan.
4.	Administration of the Plan
The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “independent” as required by NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such Rule, Section or listing requirement at the time of determination. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that dividends or dividend equivalents shall be subject to the same restrictions and conditions as the Incentive Awards underlying such dividends or dividend equivalents and shall be payable only if and no earlier than at the same time as the underlying Incentive Award becomes vested. Notwithstanding anything herein to the contrary, the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code, and the Company shall not reprice any stock option (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any other formal or informal guidance issued by the New York Stock Exchange) without the approval of the shareholders of INSW.

The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.
No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and INSW shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.	Eligibility
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees and other service providers of the Company whom the Committee shall select from time to time, including officers of INSW, whether or not they are directors. Each Incentive Award granted under the Plan shall be evidenced by an Award Agreement.
6.	Options
The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of Section 422 of the Code or as not an incentive stock option.
(a)	Exercise Price
The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.
(b)	Term and Exercise of Options
(1)
Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement.

(2)
Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)
An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(c)	Special Rules for Incentive Stock Options
(1)
The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of INSW or any of its “subsidiaries” (within the meaning of Section 424 of the Code) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such incentive stock options shall remain unchanged.
(2)
Incentive stock options may only be granted to individuals who are employees of the Company. No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined “voting power” (within the meaning of Section 422 of the Code) of all classes of stock of INSW or any of its “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such incentive stock option is at least 110% of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (ii) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.	Other Stock-Based Awards
The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, and (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award.
8.	Cash Incentive Awards
The Committee may from time to time grant Cash Incentive Awards on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award.
9.	Adjustment Upon Certain Changes
Subject to any action by the shareholders of INSW required by law, applicable tax rules or the rules of any exchange on which shares of common stock of INSW are listed for trading:
(a)	Shares Available for Grants
In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted or substituted by the Committee. In the event of any change in the number of shares of Common Stock of INSW outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.

(b)	Increase or Decrease in Issued Shares Without Consideration
In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.
(c)	Certain Mergers and Other Transactions
In the event of any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust each Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such merger or consolidation.
In the event of (i) a dissolution or liquidation of INSW, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving INSW in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:
(i)
cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

(ii)
provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e)	Other Changes
In the event of any change in the capitalization of INSW or corporate change other than those specifically referred to in Sections 9(b), (c) or (d), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.
(f)	Cash Incentive Awards
In the event of any transaction or event described in this Section 9, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award.

(g)	No Other Rights
Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of INSW or any other corporation. Except as expressly provided in the Plan, no issuance by INSW of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.
(h)	Savings Clause
No provision of this Section 9 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
No provision of this Section 9 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.
10.	Change in Control; Termination of Employment
(a)	Change in Control
The consequences of a Change in Control, if any, will be set forth in the Award Agreement in addition to what is provided in this Section 10.
(b)	Termination of Employment
(1)
Except as to any awards constituting stock rights subject to Section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of Section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise. The Employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. A Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director of the Company shall be deemed to have had a termination of Employment for purposes of the Plan. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code.

(2)	The Award Agreement shall specify the consequences with respect to such Option of the termination of Employment of the Participant holding the Option.
11.	Rights Under the Plan
No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of INSW. Except as otherwise expressly provided in Section 9 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.
12.	No Special Employment Rights; No Right to Incentive Award
(a)
Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)
No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other Person.

13.	Securities Matters
(a)
INSW shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, INSW shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until INSW is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)
The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to INSW shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. INSW may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. INSW shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.	Withholding Taxes
(a)	Cash Remittance
Whenever withholding tax obligations are incurred in connection with any Incentive Award, INSW shall have the right to require the Participant to remit to INSW in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such event. In addition, upon the exercise or settlement of any Incentive Award in cash, or the making of any other payment with respect to any Incentive Award (other than in shares of Common Stock), INSW shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b)	Stock Remittance
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, the Participant may tender to INSW a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.
(c)	Stock Withholding
At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Incentive Award, INSW shall withhold a number of such shares having a Fair Market Value determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such event. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.
15.	Amendment or Termination of the Plan
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
16.	Recoupment
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act), Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan.
17.	No Obligation to Exercise
The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.
18.	Transfers
Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options that are not incentive stock options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind INSW unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the

Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.
19.	Expenses and Receipts
The expenses of the Plan shall be paid by INSW. Any proceeds received by INSW in connection with any Incentive Award will be used for general corporate purposes.
20.	Failure to Comply
In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.
21.	Relationship to Other Benefits
No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
22.	Governing Law
The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.
23.	Severability
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
24.	Effective Date and Term of Plan
This Plan shall become effective as of April 2, 2020, provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. This Plan shall remain in effect for a term of ten years following the date on which it is effective or until all shares of Common Stock subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 15 hereof. No Incentive Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Incentive Awards may extend beyond that date.
25.	Prior Plan
Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company’s shareholders as provided hereunder, the Prior Plan shall remain in effect, but grants of awards thereunder shall not be made on or after the day immediately following the effective date of this Plan. All grants and awards previously made under the Prior Plan shall be governed by the terms of the Prior Plan.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INSW2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D11569-P40307 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL SEAWAYS, INC.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Doug Wheat
02) Timothy J. Bernlohr
03) Ian T. Blackley
04) Randee E. Day
05) David I. Greenberg
06) Joseph I. Kronsberg
07) Ty E. Wallach
08) Gregory A. Wright
09) Lois K. Zabrocky

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year 2020.	☐	☐	☐
3. Approval by an advisory vote of the compensation paid to the Named Executive Officers of the Company for 2019 as described in the Company's Proxy Statement.	☐	☐	☐
4. Ratification and approval of the International Seaways, Inc. 2020 Non-Employee Director Incentive Compensation Plan.	☐	☐	☐
5. Ratification and approval of the International Seaways, Inc. 2020 Management Incentive Compensation Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D11570-P40307

INTERNATIONAL SEAWAYS, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 22, 2020

The undersigned hereby appoints DOUG WHEAT and LOIS K. ZABROCKY, and either of them, proxies, with full power of substitution, to vote all shares of stock of INTERNATIONAL SEAWAYS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/INSW2020, on Monday, June 22, 2020 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do in the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or their substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2020, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2019 AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT, FOR THE RATIFICATION AND APPROVAL OF THE INTERNATIONAL SEAWAYS, INC. 2020 NON-EMPLOYEE DIRECTOR INCENTIVE COMPENSATION PLAN, FOR THE RATIFICATION AND APPROVAL OF THE INTERNATIONAL SEAWAYS, INC. 2020 MANAGEMENT INCENTIVE COMPENSATION PLAN, AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side